      As filed with the Securities and Exchange Commission on April 5, 2006
                         Registration Number __________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            INGEN TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in its Charter)

           GEORGIA                           3391                88-0429044
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

              35193 AVENUE "A," SUITE-C, YUCIAPA, CALIFORNIA 92399
                                 (800) 259-9622
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                               Mr. SCOTT R. SAND
                                 CEO & CHAIRMAN
              35193 AVENUE "A," SUITE-C, YUCIAPA, CALIFORNIA 92399
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 (800) 259-9622

                                  WITH COPY TO:
                              PETER J. WILKE, ESQ.
                                 GENERAL COUNSEL
           308 40TH STREET, SUITE D, MANHATTAN BEACH, CALIFORNIA 90266
                                 (323) 397-5380
                              (310) 545-1871 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                       (COVER CONTINUES ON FOLLOWING PAGE)

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             CALCULATION OF REGISTRATION FEE
==============================================================================================
                                                                    Proposed
                                                   Proposed         Maximum
                                                    Maximum         Aggregate      Amount of
Title of Each Class               Amount to be   Offering Price     Offering     Registration
of Securities                     Registered(1)   Per Share(2)       Price            Fee
------------------------------   -------------   -------------   -------------   -------------
Common Stock, no par value          25,000,000           $0.20   $5,000,000.00         $534.50

Common Stock, no par value (3)       1,666,666           $0.20     $333,333.32          $35.63

Common Stock, no par value (4)         986,805           $0.20     $197,361.00          $21.10
Options for Common Stock,
No par value(5)                      2,100,000           $0.20     $420,000.00          $44.90

Common Stock, no par value (6)       2,000,000           $0.20     $400,000.00          $42.76
------------------------------   -------------   -------------   -------------   -------------

TOTAL                               31,753,471           $0.20   $6,350,694.32         $678.89

(1) Includes shares of our common stock, no par value, which may be offered by the company pursuant to this registration statement. The Amount to be Registered will likely change depending on the price of the shares just prior to the effective date.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the bid and ask price per share of our common stock on the Pink Sheets on April 4, 2006 was $0.20/share.

(3) includes shares of two shareholders, Xcel Associates, Inc. and Salvatore Amato, from contracts dated February 13, 2006 for the purchase of restricted common shares with registration rights in this offering.

(4) includes shares of Richard O. Weed, Esq., of Weed & Co. LLP, one of the registrant's attorneys.

(5) includes common shares underlying options of Richard O. Weed, of Weed & Co. LLP, one of the registrant's attorneys.

(6) includes shares of Jeffrey Gleckman, from contracts dated February 28, 2006 and March 17, 2006 for the purchase of restricted common shares with registration rights in this offering.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND SOME OF IT WILL BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                   Subject to Completion, Dated April 5, 2006

                            INGEN TECHNOLOGIES, INC.

                        31,753,471 Shares of Common Stock

We are offering to sell 25,000,000 of our unrestricted common shares in this prospectus. Three selling shareholders named in this prospectus are offering to sell up to 3,666,666 shares of common stock. If sold, the company would not receive the proceeds from the sale of these shares. In addition, one of our attorneys is registering 986,805 shares of common stock and another 2,100,000 shares of common stock (available for sale after the exercise of options); if sold, we would not be receiving proceeds from the sale of any of these shares. In total, the company is registering common shares for sale by us and for sale by shareholders that, if all were to be sold, would have a purchase price of $6,350,694.32.

Our common stock currently trades on Pink Sheets LLC under the symbol "IGTG."

On April 4, 2006, the last reported sale price for our common stock on the Pink Sheets was $0.20 per share.

     THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

The selling shareholders and the company are offering shares of common stock in this offering. Except as otherwise noted above, the selling shareholders and the company may sell all or a portion or none of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

JPC Capital Partners, Inc. is a registered broker-dealer ("JPC"), and is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under this prospectus. JPC has a non-exclusive, best efforts agreement with us for the offer and sale of up to $5 million in company equity. With the exception of JPC, no other underwriter or person has been engaged to specifically facilitate the sale of shares of common stock in this offering. JPC is entitled to a commission of 10% of the sale price of all stock sold by it as offered in this prospectus. If the entire $5 million of common shares is sold by JPC, the firm will receive commissions totaling $500,000. At $0.20 per share, the commission per share would be $0.02. The commission on a minimum $500 purchase of shares would be $50.00.

We anticipate holding this offering open for a period of 6 months after the effective date, if necessary. There will be a minimum purchase of $500 worth of common shares. Funds received from the sale of our common shares in this prospectus will be placed directly in Ingen's bank account for use as described in this prospectus (we will not use an escrow or impound account).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is __________, 2006

                                       TABLE OF CONTENTS


                                                                                             Page
                                                                                             ----
Prospectus Summary......................................................................       1
Risk Factors............................................................................       4
Forward-Looking Statements..............................................................      15
Recent Developments.....................................................................      15
Use of Proceeds.........................................................................      16
Management's Discussion and Analysis of Financial Condition or Plan of Operation........      17
Description of Business.................................................................      23
Description of Property.................................................................      40
Legal Proceedings.......................................................................      40
Directors and Executive Officers........................................................      40
Executive Compensation..................................................................      42
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure....      43
Market for Common Equity and Related Shareholder Disclosure.............................      43
Security Ownership of Certain Beneficial Owners and Management..........................      45
Selling Shareholders....................................................................      47
Certain Relationships and Related Transactions..........................................      48
Description of Securities...............................................................      49
Plan of Distribution....................................................................      50
Legal Matters...........................................................................      53
Experts.................................................................................      53
Where You Can Find More Information.....................................................      53
Disclosure of Commission Position on Indemnification for Securities Act Liabilities.....      53
Index to Consolidated Financial Statements..............................................     F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Ingen Technologies, Inc. is referred to throughout this prospectus as "Ingen,", "Ingen Technologies," "the company," "we" or "us."

Our Company

Ingen Technologies, Inc., a Georgia "C" corporation, was originally formed in Georgia under the name Classic Restaurants International, Inc. The company merged into and became known as Creative Recycling Technologies, Inc. in 1997. The company filed periodic reporting under the Securities Exchange Act from 1996 into 1998 and traded its common stock under the symbol "CRTZ." The company merged into a privately held Nevada company, Ingen Technologies, Inc. ("Ingen Nevada," formed in 1999), in March of 2004 ("the merger"). Ingen Nevada's officers and directors took over management of the company. Once the merger occurred, Creative Recycling Technologies, Inc. ("CRTZ") changed its name to Ingen Technologies, Inc. However, Ingen Nevada remains in existence and is a wholly owned subsidiary of our Georgia parent company. We operate our business through Ingen Nevada. Our stock trades on the Pink Sheets under the symbol "IGTG" (formerly "IGTN").

We recently made major adjustments to our capital structure. We reduced the number of authorized common shares from 500 million to 100 million. The number of authorized preferred shares remained unchanged at 40 million. Our shareholders authorized a reverse split of common shares on a ratio of 40 into 1; thereby reducing the number of issued shares from 488,037,593 to 12,201,138. We also reverse split our preferred shares on a ratio of 3 into 1, reducing our issued preferred shares from 39.9 million to 13.3 million. Our preferred shares are convertible into common shares on a 1 into 1 basis. Our preferred shares are entitled to vote on an equal footing with common shares on all matters for which shareholder voting input is required. Trading of our common stock under the symbol "IGTN" ended on December 5, 2005. Trading commenced again on December 8, 2005, and continues, under our new trading symbol "IGTG."

We have not filed all of our required periodic reporting under the Securities Exchange Act of 1934. CRTZ stopped periodic reporting during 1998. After the merger, we commenced periodic reporting again on November 7, 2005. Our fiscal year is from June 1 to May 31. We have filed Form 10-KSBs for our fiscal years 2004 and 2005 and the 3 Form 10-QSBs for fiscal years 2004 and 2005 and the first three quarters of fiscal year 2006, as well as other documents as contained on EDGAR. We are currently attempting to gather information from former CRTZ officials, attorneys and accountants so that our auditors can complete back financial statements and our legal counsel can complete and file the remaining back reporting documents. See "Risk Factors."

Overview of Our Business

Ingen Technologies, Inc. is primarily a medical device manufacturer and service provider for medical and consumer markets both domestic and abroad. We have four products, one of which has had sales in at least the last two fiscal years (Secure Balance (TM)). The others are oxygen and gas monitoring safety devices that we have developed over the last few years. We also plan to enter the farming industry with our Pure Produce facilities and products. Pure Produce has pharmaceutical applications as well. We have applied for a trademark for Pure Produce.

MEDICAL DEVICES AND SERVICES

Increasing revenues are being generated from the company's Secure Balance(TM) program; a medical product line for physicians and hospitals that provides patient services for "balance & fall prevention" programs.

The company's featured medical oxygen monitoring device is OxyAlert(TM), a second-generation design of the Company's BAFI(TM) product line. Both of these products have been issued two United States Patents. Both of these products are low-oxygen safety warning devices used on remote oxygen cylinders for patients, commercial aircraft, military transport, and fire and safety equipment. OxyAlert(TM) technology encompasses the use of digital sensing and RF frequency transfer so that care givers can access a hand-held remote to monitor the actual oxygen level of any oxygen cylinder at a reasonable distance. We expect to begin sales of OxyAlert(TM) in calendar year 2006.

Using the same patented and proprietary technology, the company plans to eventually offer our GasAlert(TM) product; a device that interfaces between any gas line and accessory, such as a water heater, dryer, stove or heater.

The newest product we've developed, OxyView, has a patent and trademark pending, and is a pneumatic gauge that provides visual safety warning of oxygen flow to hospitalized patients. This product enhances the safety, assurance and accuracy of hospitalized patients being administered oxygen from any source. OxyView is a lightweight pneumatic gauge that is attached to the oxygen tubing just below the neck. It informs the nursing staff of oxygen flow rate near the patient. It could quickly inform the hospital staff of any leak or inaccuracy between the delivery source and the patient. We expect to go to market with OxyView in calendar year 2006 as well.

PURE PRODUCE - A DEVELOPING LINE OF AGRICULTURAL PRODUCTS AND FACILITIES

Pure Produce is a continuing research & development program currently under design. This program uses hydroponics (plants grown in water) and areoponics (roots suspended in air) technology to grow various plants without the use of soil, fertilizer and pesticides. This technology is sometimes referred to as "molecular farming." As funding allows, the company anticipates entering the nutriceutical and pharmaceutical markets over the next two years.

If funded, our Pure Produce facilities will be designed to offer vegetable and herb growth efficiency. The Agro-facility will offer what we believe to be the most efficient use of water and energy conservation technologically available to us.

The main competitive advantage of the facilities would be to deliver off-season, high profit margin gourmet vegetables, herbs and edible flowers. The produce selected for planting can be customized for local consumption. We plan to locate the facilities within major populated areas, reducing the cost of transportation as a result (compared to the cost and logistics involved in shipping agricultural products from rural growers to urban consumers).

Proceeds from this offering (if sufficiently funded) are earmarked to construct and operate one Pure Produce facility.

OUR WEBSITE

We invite you to go to our website at www.ingen-tech.com for information about our company and products. At the present time, there is considerable information on Secure Balance (TM) and we plan to add more information concerning our BAFI(TM) and Pure Produce product line as soon as we can.

The Offering

There are 100,000,000 (one hundred million) shares of common stock authorized by the company's Amended and Restated Articles of Incorporation. As of April 3, 2006, we have 6,695,158 restricted and 15,944,452 unrestricted outstanding common shares (22,639,610 common shares issued).

This offering consists of 25,000,000 (25 million) shares of "unrestricted" common stock in the company ("shares" or "stock") at $0.20 (twenty cents) per share, for a total offering amount of $5,000,000 (five million dollars). In addition, this offering includes 6,753,471 shares of common stock registered for 4 selling shareholders (including 2,100,000 shares underlying an option).

This offering is self-underwritten to the extent necessary (we have a non-exclusive, best efforts agreement for $5 million with one broker-dealer, JPC, as mentioned above).

The company is a "going concern" and has significant operating losses to date ($7,419,550 as of the third quarter of our current fiscal year, ending February 28, 2006). Our sales of Secure Balance(TM) were $846,268 for the first 3 quarters of fiscal year 2006. We expect to begin sales of OxyView and OxyAlert(TM) later this calendar year.

This Offering

Shares offered by Selling
Shareholders and Company................31,753,471 shares of unrestricted common stock;

                                        of which 2,100,000 shares are issuable
                                        upon the exercise of certain options by
                                        a shareholder;

                                        4,653,471 shares are issuable to 4
                                        selling shareholders;

                                        25,000,000 shares are issuable for sale
                                        by Ingen.

Use of Proceeds.........................We will not receive any proceeds from the sale of the common stock of the
                                        selling shareholders above. We will,
                                        however, receive proceeds from the sale
                                        of the other stock above.

Risk Factors............................The purchase of our common stock involves a high degree of risk. You
                                        should carefully review and consider the "Risk Factors" beginning on page 4 of this prospectus.

Voting Rights...........................Each share of common stock has one non-cumulative vote per share.

Dividends...............................The company has not issued dividends to date and has no current plans to do so.

Pink Sheets Trading Symbol..............IGTG


                            Our Contact Information

We can be reached by calling (909) 790-7180. Our fax number is (909) 790-7185. Our email address is Info@ingen-tech.com. Our website address is www.ingen-tech.com. Our office address is 35193 Avenue "A," Suite-C, Yucaipa, CA 92399.

                                  RISK FACTORS

     An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. Each of the following risks could materially adversely affect our business, financial condition and results of operations, which could cause the price of our shares to decline significantly and you may lose all or a part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

THE FOLLOWING RISKS RELATE TO OUR OBLIGATION TO FILE PERIODIC REPORTING UNDER THE SECURITIES EXCHANGE ACT OF 1934:

THE SEC HAS THREATENED TO SUSPEND TRADING OF OUR STOCK

We received a letter from the enforcement division of the SEC dated October 13, 2005. The SEC Staff ("Staff") pointed out that we had not filed periodic reports as required by the Securities Exchange Act of 1934. As of the date of the SEC's letter, we had not filed periodic reporting since the year 1998 (CRTZ filed periodic reports from 1996 into 1998). The letter stated that we must file all back reporting or face a SEC administrative hearing in which the trading in our stock could be suspended until such time as we brought our periodic reporting up to date. Our counsel contacted the Staff and worked out an understanding that the Staff would not schedule such a hearing as long as we began filing reporting as soon as we possibly could, stayed current with our reporting obligation as new periodic reports became due and maintained a continuing, good faith effort to get caught up on the delinquent filings as soon as possible.

Our fiscal year is from June 1 to May 31. We have filed Form 10-KSBs for our fiscal years 2004 and 2005, the 3 Form 10-QSBs for fiscal years 2004 and 2005 and Form 10-QSBs for the first three quarters of fiscal year 2006, as well as other documents as contained on EDGAR. We are currently attempting to gather information from former CRTZ officials, attorneys and accountants so that our auditors can complete back financial statements and our legal counsel can complete and file the remaining back reporting documents. Our counsel is keeping the SEC Staff abreast of our efforts on a continuing basis. However, there is no guarantee that we will be able to complete our back filings in a manner and within a period of time acceptable to the SEC. There is no guarantee that we will be able to maintain an uninterrupted public market for our securities.

THERE IS CONSIDERABLE EFFORT AND EXPENSE INVOLVED IN OUR EFFORT TO CATCH UP ON THE DELINQUENT FILINGS

We have expended considerable administrative time on our effort to bring our reporting obligation up to date and will continue to do so until we are able to catch up on all the back periodic reporting filings. We have expended a considerable amount of money in fees to our auditor and counsel to commence periodic reporting, and to go back in time to research and prepare the filings we have done since November of 2005. We plan to continue to expend these administrative and financial resources until such time as we are able to file all past-due reporting on EDGAR (and keep abreast of deadlines for prospective filings). Given the circumstances, this is a necessary drain on the company's resources and until we complete and file all required back reporting, this administrative effort and financial expense may adversely affect our ability to operate and finance our business operations.

THE FOLLOWING RISKS RELATE PRIMARILY TO THE OPERATION OF OUR BUSINESS:

NEW BUSINESS VENTURES OR ACQUISITIONS THAT WE MAY UNDERTAKE WOULD INVOLVE A NUMBER OF INHERENT RISKS, ANY OF WHICH COULD CAUSE US NOT TO REALIZE THE BENEFITS ANTICIPATED TO RESULT.

We continually seek to expand our operations through acquisitions of businesses and assets, including Pure Produce. These transactions involve various inherent risks, such as:

     o uncertainties in assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition or other transaction candidates;
     o    the potential loss of key personnel of an acquired business;
     o the ability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction;
     o problems that could arise from the integration of the acquired or new business;
     o unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition or other transaction rationale; and
     o    unexpected development costs that adversely affect our profitability.

     Any one or more of these factors could cause us not to realize the benefits anticipated to result from the acquisition of businesses or assets or the commencement of a new business venture.

WE HAVE A HISTORY OF OPERATING LOSSES AND ACCUMULATED DEFICIT, AND WE MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE.

We have experienced significant operating losses in each period since our inception. As of February 28, 2006, we have incurred total accumulated losses of $7,419,550. We expect these losses to continue and it is uncertain when, if ever, we will become profitable. These losses have resulted principally from costs incurred in research and development and from general and administrative costs associated with operations. We expect to incur increasing operating losses in the future as a result of expenses associated with research and product development as well as general and administrative costs. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

WE WILL NEED ADDITIONAL CAPITAL IN THE FUTURE TO SUPPORT OUR GROWTH, AND RAISING SUCH CAPITAL WILL LIKELY CAUSE SUBSTANTIAL DILUTION TO EXISTING STOCKHOLDERS. IF ADDITIONAL CAPITAL IS NOT AVAILABLE, WE MAY HAVE TO CURTAIL OR CEASE OPERATIONS.

Our current plans indicate we will need significant additional capital for research and development and market penetration before we have any anticipated revenue generated from our BAFI(TM) product line. The actual amount of funds that we will need will be determined by many factors, some of which are beyond our control, and we may need funds sooner than currently anticipated. These factors include:

         o the extent to which we enter into licensing arrangements, collaborations or joint ventures;

         o    our progress with research and development;

         o    the costs and timing of obtaining new patent rights (if any);

         o    cost of continuing operations and sales;

         o    the extent to which we acquire or license other technologies; and

         o regulatory changes and competition and technological developments in the market.

We may be relying on future securities sales to enable us to grow and reach profitability. There is no guarantee we will be able to sell our securities.

WE HAVE RELIED ON CAPITAL CONTRIBUTED BY RELATED PARTIES, AND SUCH CAPITAL MAY NOT BE AVAILABLE IN THE FUTURE.

Ingen Nevada relied on loans and compensation deferrals from our CEO and Chairman, Scott R. Sand, and investment from an individual named Jeffrey Gleckman, to sustain the company from 1999 into fiscal year 2004. Our finances are now consolidated and reported along with those of Ingen Nevada. Although we have paid much of these loans from Mr. Sand back, we may be unable to repay the remainder as planned and may have to look again to Mr. Sand for assistance in financing if our securities sales don't go as planned. There is no guarantee that Mr. Sand will have financial resources available to assist in our funding. Mr. Sand's executive compensation continues to accrue; currently we are paying him $60,000 per year of the $150,000 per year he is entitled to as CEO under our oral employment agreement with him.

WE ARE SUBJECT TO NEW CORPORATE GOVERNANCE AND INTERNAL CONTROLS REPORTING REQUIREMENTS, AND OUR COSTS RELATED TO COMPLIANCE WITH, OR OUR FAILURE TO COMPLY WITH EXISTING AND FUTURE REQUIREMENTS COULD ADVERSELY AFFECT OUR BUSINESS.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. In particular, we will be required to include management and auditor reports on internal controls as part of our annual report for the year ended December 31, 2006 pursuant to Section 404 of the Sarbanes-Oxley Act. We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

OUR PRODUCTS MAY NOT BE SUCCESSFULLY DEVELOPED OR COMMERCIALIZED, WHICH WOULD HARM US AND FORCE US TO CURTAIL OR CEASE OPERATIONS.

We are a relatively new company and our BAFI(TM) product line in particular is still in the late stages of development. We have manufacturing prototypes for OxyView, but still need manufacturing prototypes for OxyAlert(TM) and GasAlert(TM). These products, once marketing commences, may not be successfully commercialized on a timely basis, or at all. If we are unable, for technological or other reasons, to complete the development, introduction or scale-up of manufacturing of these products or other potential products, or if our products do not achieve a significant level of market acceptance, we would be forced to curtail or cease operations. Even if we develop our products for commercial use, we may not be able to develop products that:

         o are accepted by, and marketed successfully to, the medical marketplace;

         o    are safe and effective;

         o    are protected from competition by others;

         o    do not infringe the intellectual property rights of others;

         o are developed prior to the successful marketing of similar products by competitors; or

         o can be manufactured in sufficient quantities or at a reasonable cost.

WE MAY NOT BE ABLE TO FORM AND MAINTAIN THE COLLABORATIVE RELATIONSHIPS THAT OUR BUSINESS STRATEGY REQUIRES, AND IF WE CANNOT DO SO, OUR ABILITY TO DEVELOP PRODUCTS AND REVENUE WILL SUFFER.

We must form research collaborations and licensing arrangements with several partners at the same time to operate our business successfully. To succeed, we will have to maintain our existing relationships and establish additional collaborations. We cannot be sure that we will be able to establish any additional research collaborations or licensing arrangements necessary to develop and commercialize products using our technology or that we can do so on terms favorable to us. If our collaborations are not successful or we are not able to manage multiple collaborations successfully, our programs may suffer.

Collaborative agreements generally pose the following risks:

         o collaborators may not pursue further development and commercialization of products resulting from collaborations or may elect not to continue or renew research and development programs;

         o collaborators may delay clinical trials, under-fund a clinical trial program, stop a clinical trial or abandon a product, repeat or conduct new clinical trials or require a new formulation of a product for clinical testing;

         o collaborators could independently develop, or develop with third parties, products that could compete with our future products;

         o the terms of our agreements with our current or future collaborators may not be favorable to us;

         o a collaborator with marketing and distribution rights to one or more products may not commit enough resources to the marketing and distribution of our products, limiting our potential revenues from the commercialization of a product;

         o disputes may arise delaying or terminating the research, development or commercialization of our products, or result in significant litigation or arbitration; and

         o collaborations may be terminated and, if terminated, we would experience increased capital requirements if we elected to pursue further development of the product.

SECURE BALANCE(TM) IS A PRIVATE LABEL PRODUCT THAT IS NOT EXCLUSIVE TO US.

We provide education, training and services related to the SportKat product lines that constitute what we call "Secure Balance(TM)." (See "Description of Business" below) However, the devices themselves are provided to us on a non-exclusive basis, meaning that other companies are marketing the same devices under other names (or using the SportKat name). Only time will tell if the non-exclusive nature of the provision of the devices themselves to us negatively impacts our ability to capture a meaningful market share. If our sales of Secure Balance(TM) suffer because of this non-exclusive relationship, our financial prospects and operational results will be negatively impacted. Currently, our only source of sales revenues is Secure Balance(TM).

ALTHOUGH WE DO NOT HAVE DIRECT COMPETITION IN RELATION TO OUR BAFI(TM) PRODUCT LINE, WE EXPECT IT IN THE FUTURE.

Although we are unaware of any current competition for our BAFI(TM) product line, we expect competition to develop after we begin marketing our products. It is unknown at this time what impact any such competition could have on us. However, we are a "going concern" enterprise and it is certainly foreseeable that more than one competitor could emerge that is much stronger financially than we are and/or could already have significant marketing relationships for other medical devices.

WE DO NOT HAVE INTERNATIONAL PATENTS.

Although we have stated that we intend to apply for international patents for our BAFI(TM) product line, we have not as yet done so. We do not know when, and if, we will apply for such patents. If we do not apply for these patents, or if there are delays in obtaining the patents, or if we are unable to obtain the patents, we may not be able to adequately protect our technologies in foreign markets.

IF WE ARE UNABLE TO PROTECT EFFECTIVELY OUR INTELLECTUAL PROPERTY, THIRD PARTIES MAY USE OUR TECHNOLOGY, WHICH COULD IMPAIR OUR ABILITY TO COMPETE IN OUR MARKETS.

Our success will depend on our ability to obtain and protect patents on our technology and to protect our trade secrets. The patents we currently own may not afford meaningful protection for our technology and products. Others may challenge our patents and, as a result, our patents could be narrowed, invalidated or unenforceable. In addition, our current and future patent applications may not result in the issuance of patents in the United States or foreign countries. Competitors might develop products similar to ours that do not infringe on our patents. In order to protect or enforce our patent rights, we may initiate interference proceedings, oppositions, or patent litigation against third parties, such as infringement suits. These lawsuits could be expensive, take significant time and divert management's attention from other business concerns. The patent position of medical firms generally is highly uncertain, involves complex legal and factual questions, and has recently been the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under biotechnology patents. In addition, there is a substantial backlog of applications at the U.S. Patent and Trademark Office, and the approval or rejection of patent applications may take several years.

We cannot guarantee that our management and others associated with us will not improperly use our patents, trademarks and trade secrets. Further, others may gain access to our trade secrets or independently develop substantially equivalent proprietary information and techniques.

OUR SUCCESS WILL DEPEND PARTLY ON OUR ABILITY TO OPERATE WITHOUT INFRINGING ON OR MISAPPROPRIATING THE PROPRIETARY RIGHTS OF OTHERS.

We may be sued for infringing on the patent rights or misappropriating the proprietary rights of others. Intellectual property litigation is costly, and, even if we prevail, the cost of such litigation could adversely affect our business, financial condition and results of operations. In addition, litigation is time consuming and could divert management attention and resources away from our business. If we do not prevail in any litigation, we could be required to stop the infringing activity and/or pay substantial damages. Under some circumstances in the United States, these damages could be triple the actual damages the patent holder incurs. If we have supplied infringing products to third parties for marketing or licensed third parties to manufacture, use or market infringing products, we may be obligated to indemnify these third parties for any damages they may be required to pay to the patent holder and for any losses the third parties may sustain themselves as the result of lost sales or damages paid to the patent holder.

If a third party holding rights under a patent successfully asserts an infringement claim with respect to any of our products, we may be prevented from manufacturing or marketing our infringing product in the country or countries covered by the patent we infringe, unless we can obtain a license from the patent holder. Any required license may not be available to us on acceptable terms, or at all. Some licenses may be non-exclusive, and therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to market some of our anticipated products, which could have a material adverse effect on our business, financial condition and results of operations.

IF WE LOSE OUR KEY MANAGEMENT PERSONNEL, OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS WOULD SUFFER.

Our performance is substantially dependent on the performance of our current senior management, Board of Directors and key scientific and technical personnel and advisers. The loss of the services of any member of our senior management, in particular Mr. Sand, our CEO and Chairman, Board of Directors, scientific or technical staff may significantly delay or prevent the achievement of product development and other business objectives and could have a material adverse effect on our business, operating results and financial condition. We do not have "key person" life insurance policies.

WE HAVE NO COMMERCIAL PRODUCTION CAPABILITY YET FOR OUR BAFI(TM) PRODUCT LINE AND WE MAY ENCOUNTER PRODUCTION PROBLEMS OR DELAYS, WHICH COULD RESULT IN LOWER REVENUE.

To date, we have not produced a BAFI(TM) product line product for sale. Customers for any potential products and regulatory agencies will require that we comply with current good manufacturing practices that we may not be able to meet. We may not be able to maintain acceptable quality standards if we ramp up production. To achieve anticipated customer demand levels, we will need to scale-up our production capability and maintain adequate levels of inventory. We may not be able to produce sufficient quantities to meet market demand. If we cannot achieve the required level and quality of production, we may need to further outsource production or rely on licensing and other arrangements with third parties. This reliance could reduce our gross margins and expose us to the risks inherent in relying on others. We may not be able to successfully outsource our production or enter into licensing or other arrangements under acceptable terms with these third parties, which could adversely affect our business.

WE HAVE NO MARKETING OR SALES STAFF, AND IF WE ARE UNABLE TO ENTER INTO COLLABORATIONS WITH MARKETING PARTNERS OR IF WE ARE UNABLE TO DEVELOP OUR OWN SALES AND MARKETING CAPABILITY, WE MAY NOT BE SUCCESSFUL IN COMMERCIALIZING OUR PRODUCTS.

We currently have no in-house sales, marketing or distribution capability. As a result, we will depend on collaborations with third parties that have established distribution systems and direct sales forces. To the extent that we enter into co-promotion or other licensing arrangements, our revenues will depend upon the efforts of third parties, over which we may have little or no control.

If we are unable to reach and maintain agreement with one or more distribution entities or collaborators under acceptable terms, we may be required to market our products directly (direct marketing is one component of our marketing strategy). We may elect to establish our own specialized sales force and marketing organization to market our products. In order to do this, we would have to develop a marketing and sales force with technical expertise and with supporting distribution capability. Developing a marketing and sales force is expensive and time consuming and could delay a product launch. We may not be able to develop this capacity, which would make us unable to commercialize our products.

IF WE ARE SUBJECT TO PRODUCT LIABILITY CLAIMS AND HAVE NOT OBTAINED ADEQUATE INSURANCE TO PROTECT AGAINST THESE CLAIMS, OUR FINANCIAL CONDITION WOULD SUFFER.

If we are able to launch our BAFI(TM) product line, we will face exposure to product liability claims. We have exposure selling Secure Balance(TM)). We have limited product liability insurance coverage, but there is no guarantee that it is adequate coverage. There is also a risk that third parties for which we have agreed to indemnify could incur liability.

We cannot predict all of the possible harms or side effects that may result and, therefore, the amount of insurance coverage we obtain may not be adequate to protect us from all liabilities. We may not have sufficient resources to pay for any liabilities resulting from a claim beyond the limit of, or excluded from, our insurance coverage.

SHAREHOLDERS MUST RELY ON MANAGEMENT FOR THE OPERATION OF THE COMPANY

All decisions with respect to the operation of Ingen and development, production and marketing of our products, will be made exclusively by management. Our success will, to a large extent, depend on the quality of the management of the company. In particular, we will depend on the services of our board members and officers. Management believes that these individuals have the necessary business experience to supervise the management of the company and production and commercial exploitation of our products, however, there can be no assurance that they will perform adequately or that our operations will be successful. Shareholders will have no right or power to take part in the management of the company, for the most part, except to the extent of voting for the members of the Board of Directors each year. Accordingly, no person should purchase any of the stock offered hereby unless such prospective purchaser is willing to entrust all aspects of the management of the company to management and has evaluated management's capabilities to perform such functions.

THE COMPANY IS A "C" CORPORATION FOR FEDERAL TAX PURPOSES

The corporation is a "C" corporation for federal tax purposes which means that losses or profits of the company, if any, remain in the corporation and are not passed through for tax purposes to shareholders. All assets and liabilities of the company are owned by the company, and not by the shareholders. A shareholder's only asset with respect to the company is his, her or its company share(s) of stock.

THERE ARE NO TAX BENEFITS ASSOCIATED WITH THIS OFFERING

There are no tax benefits associated with this offering of corporate stock and the company does not intend and believes it has no obligation to register with the Internal Revenue Service as a tax shelter. Any corporate distributions that may be paid by the company to shareholders will be taxed as ordinary income as to the shareholders. We have no current plans to make cash distributions to shareholders and will not be able to do so until (and if) we achieve profitability.

INDEMNIFICATION PROVISIONS MAY ADVERSELY AFFECT THE COMPANY

The Corporation's Articles of Incorporation provide that under certain circumstances management and other agents will be indemnified by the company for any liabilities or losses arising out of management's activities in connection with the company. Indemnification under such provision could reduce or deplete the assets of the company.

OUR QUARTERLY OPERATING RESULTS WILL FLUCTUATE

Our quarterly operating results will fluctuate for many reasons, including:

     o our ability to retain existing customers, attract new customers and satisfy our customers' demands,
     o our ability to acquire merchandise, manage our inventory and fulfill orders,
     o changes in gross margins of our current and future products, services, and markets
     o introduction of our new sites, services and products or those of competitors
     o changes in usage of the Internet and online services and consumer acceptance of the Internet and online commerce
     o    timing of upgrades and developments in our systems and infrastructure
     o    the level of traffic on our Web site
     o the effects of acquisitions and other business combinations, and related integration
     o    technical difficulties, system downtime or Internet brownouts
     o    our ability to properly anticipate demand,
     o our ability to prevent fraud perpetrated by third parties through credit card transactions, and payments transactions
     o    our level of merchandise returns
     o disruptions in service by common shipping carriers due to strikes or otherwise
     o    disruption of our ongoing business
     o    problems retaining key technical and managerial personnel
     o expenses associated with amortization of goodwill and other purchased intangible assets
     o additional operating losses and expenses of acquired businesses, if any
     o impairment of relationships with existing employees, customers and business partners

RISKS RELATED TO FRAUD

Although we have developed systems and processes to mitigate fraudulent credit card transactions, failure to prevent such fraud may impact our financial results and may create liability for us in the sale of our products. In addition, the steps we take to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks, trade dress, patents and similar proprietary rights. Other parties may claim that we infringed their proprietary rights. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources.

PURE PRODUCE RISKS

Our business development and operation to date has been in the medical technology industry. One of our directors, Mr. Christopher Wirth, has agricultural business experience. If the Pure Produce portion of our business plan is funded, we will be relying primarily on Mr. Wirth and the employees we hire to oversee the design, construction and operation of our initial Pure Produce facility. There can be no guarantee that Mr. Wirth and the employees we hire will be able to place Pure Produce into production in a timely and efficient manner, or that Pure Produce will be a commercially successful farming venture. There is no guarantee that we will be able to produce agricultural products in sufficient quality and quantity to sell to willing purchasers (if any) in such a manner as to ultimately be able to continue our Pure Produce operations and/or to expand our facilities and commercial potential. There is no guarantee that we will select, grow and harvest products that will be attractive to, and be purchased by, our contemplated consumers. The food and herb market in the United States is tremendously large, however, there is no guarantee that Pure Produce will be able to compete with farmers growing produce and herbs utilizing traditional farming methodology or with others growing crops utilizing molecular farming methodology. We will also have products liability exposure as a grower and seller of ingestible food and herb products. There is no guarantee that our insurance coverage (once obtained for these particular risks) or other resources will be adequate to satisfy an claim or lawsuit that might be filed against us for alleged deficiencies or problems caused by our agricultural products.

THE FOLLOWING RISKS RELATE PRINCIPALLY TO OUR COMMON STOCK AND ITS MARKET VALUE:

A SUBSTANTIAL NUMBER OF SHARES WE HAVE ISSUED IN EXEMPT TRANSACTIONS ARE, OR ARE BEING MADE, AVAILABLE FOR SALE ON THE OPEN MARKET. THE RESALE OF THESE SECURITIES MIGHT ADVERSELY AFFECT OUR STOCK PRICE.

Some of our "restricted" common shares have been held by our shareholders for periods of one or two years or longer. Some of these shares have had restrictions lifted. We will undoubtedly have unrestricted shares issued in the future. Combined, we and our selling shareholders are offering tens of millions of unrestricted common shares in this offering. We have little in the way of contractual restrictions in our agreements for the sale of privately placed shares. There is no way to control the sale of these shares on the secondary market (we trade on the Pink Sheets). The resale of these unrestricted shares, and/or sale of shares registered in this offering, might adversely affect our stock price.

OUR STOCK IS THINLY TRADED, WHICH CAN LEAD TO PRICE VOLATILITY AND DIFFICULTY LIQUIDATING YOUR INVESTMENT.

The trading volume of our stock has been low, which can cause the trading price of our stock to change substantially in response to relatively small orders. In addition, during the last two fiscal years and interim quarters, our common stock has traded as low as .002 and as high as .44 (as of March 27, 2006). Both volume and price could also be subject to wide fluctuations in response to various factors, many of which are beyond our control, including:

     o actual or anticipated variations in quarterly and annual operating results;

     o    announcements of technological innovations by us or our competitors;

     o    developments or disputes concerning patent or proprietary rights; and

     o    general market perception of medical device and provider companies.

IF THE OWNERSHIP OF OUR COMMON STOCK CONTINUES TO BE SOMEWHAT CONCENTRATED IN SHARES OWNED BY OUR MANAGEMENT, IT MAY PREVENT YOU AND OTHER STOCKHOLDERS FROM INFLUENCING SIGNIFICANT CORPORATE DECISIONS AND MAY RESULT IN CONFLICTS OF INTEREST THAT COULD CAUSE OUR STOCK PRICE TO DECLINE.

As of April 3, 2006, we have 592 common shareholders and 2 preferred shareholders. Our common and preferred shareholders each have one vote per share. As of April 3, 2006, there are 22,639,610 common shares outstanding and 10,018,183 preferred shares outstanding; totaling 32,657,793 voting shares. Our executive officers, directors and one of our attorneys beneficially own or control approximately 9.28% of the outstanding shares of our common stock (2,101,805 common shares). Additionally, Scott R. Sand, our CEO & Chairman, owns 8,018,183 preferred shares. Our officers and directors and one of our attorneys beneficially own or control 10,119,988 voting shares; approximately 30.99% of our total voting shares. Mr. Sand owns 8,343,183 of our voting shares; approximately 25.55% of our total voting shares. Accordingly, our current executive officers, directors (especially Mr. Sand) and one of our attorneys (if voting in concert) will have considerable control over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. These stockholders may also delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders. The concentration of stock ownership may adversely affect the trading price of our common stock due to investors' perception that conflicts of interest may exist or arise.

WE MAY ISSUE PREFERRED STOCK IN THE FUTURE, AND THE TERMS OF THE PREFERRED STOCK MAY REDUCE THE VALUE OF YOUR COMMON STOCK.

We are authorized to issue up to 40,000,000 shares of preferred stock in one or more series. Our Board of Directors will be able to determine the terms of preferred stock without further action by our stockholders. If we issue preferred stock, it could affect your rights or reduce the value of your common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. These terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions.

WE HAVE NOT, AND CURRENTLY DO NOT ANTICIPATE, PAYING DIVIDENDS ON OUR COMMON STOCK.

We have never paid dividends on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. We currently intend to retain future earnings, if any, to finance operations, capital expenditures and the expansion of our business.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAKES IT DIFFICULT FOR INVESTORS TO ENGAGE IN TRANSACTIONS IN OUR SECURITIES.

Our common stock is quoted on the Pink Sheets under the symbol "IGTG." There is a limited trading market for our common stock. If public trading of our common stock does not increase, a liquid market will not develop for our common stock. The potential effects of this include difficulties for the holders of our common shares to sell our common stock at prices they find attractive. If liquidity in the market for our common stock does not increase, investors in our company may never realize a profit on their investment.

OUR STOCK PRICE IS VOLATILE WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL OUR SECURITIES FOR A PROFIT.

The market price of our common stock is likely to be highly volatile and Could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

     o technological innovations or new products and services by us or our competitors;
     o    additions or departures of key personnel;
     o    sales of our common stock
     o our ability to integrate operations, technology, products and services;
     o    our ability to execute our business plan;
     o    operating results below expectations;
     o    loss of any strategic relationship;
     o    industry developments;
     o    economic and other external factors; and
     o    period-to-period fluctuations in our financial results.

Because we have a limited operating history with little revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

OUR COMMON STOCK IS DEEMED A "PENNY STOCK" UNDER THE RULES OF THE SEC, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME.

Our common stock is currently listed for trading on the Pink Sheets which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stocks" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded on the Pink Sheets, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

A SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

     If our shareholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. As of April 3, 2006, 15,944,452 shares of our issued common stock are unrestricted and 6,695,158 shares are restricted (but many may be eligible to have restrictions lifted or are registered in this prospectus). In addition, the 31,753,471 shares of common stock to be registered under this registration statement will be freely tradable upon the effectiveness of this prospectus.

                           FORWARD-LOOKING STATEMENTS

     We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our shareholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors on which such statements are based are assumptions concerning uncertainties associated with product development, the risk that we will not obtain approval to market our products, the risk that our technology will not gain market acceptance, our ability to obtain additional financing, our ability to attract and retain key employees, our ability to protect intellectual property, and our ability to adapt to economic, political and regulatory conditions affecting the healthcare (and food) industry.

                               RECENT DEVELOPMENTS

LIQUIDITY AND CAPITAL RESOURCES

Recent Private Placements -

On February 13, 2006, we sold 1,666,666 of our restricted common shares to two shareholders, Xcel Associates, Inc. and Mr. Salvatore Amato (each shareholder purchased 833,333 shares at $0.12 per share). The total purchase price of these shares is $200,000. On February 28, 2006, we sold 1,000,000 of our restricted common shares to Jeffrey Gleckman. The purchase price of these shares was $150,000 ($0.15 per share). We sold another 1,000,000 shares of our restricted common shares to Mr. Gleckman on March 17, 2006 for $120,000 ($0.12 per share). These shares have registration rights and are included in the shares of our "selling shareholders" in this prospectus.

PERIODIC REPORTING UNDER THE SECURITIES EXCHANGE ACT OF 1934

As previously mentioned, we are in the midst of completing our back periodic reporting filing on EDGAR. Our fiscal year runs from June 1 to May 31. The year of the last quarter of our fiscal year is the year we use to describe our fiscal year. For example, our "fiscal year 2006" ends on May 31, 2006. We have filed Form 10-KSBs for our fiscal years 2004 and 2005. Form 10-KSBs include audited financial statements. The same audited financial statements from our fiscal years 2004 and 2005 are included within this prospectus. We have filed Form 10-QSBs for all the quarters within our fiscal years 2004 and 2005 and for the first 3 quarters of fiscal year 2006. The same unaudited (but reviewed) financial statements from our Form 10-QSB for the quarter ending February 28, 2006, are included herein. We have filed other documents on EDGAR as well.

We are continuing our efforts to file the delinquent periodic reporting as required. We remain in touch with the SEC Staff, keeping them abreast of our progress.

OPERATIONAL DEVELOPMENTS

Secure Balance(TM) Sales -

We had $846,268 in Secure Balance(TM) sales through the third quarter of this fiscal year (ending February 28, 2006; a 9 month period). This compares to $794,314 Secure Balance(TM) sales for the 12 months of fiscal year 2005.

OxyView Coming On Line -

OxyView is the first of our BAFI(TM) product line of 3 oxygen monitoring products to be readied for sale; we plan to have 2 of these devices (OxyView and OxyAlert(TM)) available for sale in this calendar year. We have completed our engineering and design tests and have ordered the manufacturing prototype for OxyView. Oxyview has a trademark and patent pending. We anticipate selling OxyView for $14.95 (retail). We have ordered 250,000 OxyView units in the first manufacturing run.

ISSUANCE OF STOCK FOR DEBT OWED TO CEO/CHAIRMAN

Our CEO and Chairman, Scott R. Sand, is entitled to $150,000 per year in compensation from the company. He is paid $5000 per month as funds allow. As a result, his compensation currently accrues at a rate of at least $90,000 per year. He has also loaned funds to the company (or to Ingen Nevada) in the past. As of January 30, 2006, Mr. Sand was owed $398,802 by us. The company reduced this amount by $200,000 to $198,802 by issuing 1,818,182 shares of our restricted preferred stock to Mr. Sand. The purchase price was $0.11 per share. Mr. Sand also sold 1 million of his preferred shares to Xcel Associates, Inc. on or about October 14, 2005 for a purchase price of $40,000 ($0.04 per share). These sales proceeds were deposited in the company's bank account. In exchange for this, we agreed to increase the obligation owed to Mr. Sand (as of January 30, 2006, and after the $200,000 reduction per the above) from $198,802 to $238,802.

                                 USE OF PROCEEDS

If we sell all the stock we are offering in this prospectus, this offering will yield $5,000,000 in proceeds to us. We will pay up to $500,000 in commissions. Of the remaining $4,500,000 (in priority order if less than the $5 million in stock is sold), we estimate that we will use $600,000 for general and administrative; $500,000 for legal, accounting, FDA consultant and other professionals, $700,000 in BAFI(TM) product line manufacturing costs, $600,000 in advertising for Secure Balance(TM), OxyView and OxyAlert(TM); $2,000,000 for the establishment of a Pure Produce facility and its operation; with a $100,000 contingency.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements and notes to those statements. In addition to historical information, the discussion and other parts of this section of the prospectus contain forward-looking information that involves risks and uncertainties. We will provide discussion and analysis for Secure Balance(TM) and our results in general, as well as a Plan of Operation for OxyView and Pure Produce.

OVERVIEW

We are a medical device manufacturer and service provider for medical and consumer markets both domestic and (planned for) abroad. We have four products, one of which has had sales in at least the last two fiscal years (Secure Balance(TM)). The others are oxygen and gas monitoring safety devices that we have developed over the last few years and expect to begin selling in calendar year 2006, OxyView, OxyAlert(TM) and GasAlert(TM). GasAlert(TM) development is currently "on hold" and we don't intend to focus on it until we have OxyView and OxyAlert(TM) in a production and sales mode.

We account for our Secure Balance(TM) sales on a cash basis. We had sales revenues of $846,268 for the first three quarters of our fiscal year 2006 compared to $501,758 for the same time period in fiscal year 2005 (all sales of Secure Balance(TM)). We expect the upswing (when compared on a fiscal year basis) to continue for the last quarter of our current fiscal year and beyond as we build our Secure Balance(TM) brand recognition in the market and intensify our efforts for market penetration.

In addition, we have completed our prototype testing for OxyView and plan to begin manufacturing and sales during this calendar year.

We have had significant losses since inception. Our net loss for the first three quarter of fiscal year 2006 is $854,159 compared with $19,678 during the same time period in fiscal year 2005. Our net loss in fiscal year 2004 was $951,101 and in fiscal year 2005 was $307,255. We anticipate that we will incur substantial additional operating losses in our fiscal year 2006 as we wrap up our research and development of our BAFI(TM) product line and continue to seek an increase in Secure Balance(TM) sales. We will also have continuing development, manufacturing and sales costs for OxyView. We will have continuing costs in our efforts to catch up on our delinquent periodic reporting filings with the SEC. As of February 28, 2006 we had an accumulated deficit of $7,419,550 (up from $6,277,814 as of the third quarter of fiscal year 2005).

Our business plan for the remainder of fiscal year 2006 (ending May 31, 2006) is to continue our efforts to increase the market share Secure Balance(TM) and to begin or be close to commencing world-wide sales of one of our BAFI(TM) product lines, OxyView.

We sold 9,425,000 of our unrestricted common shares from December of 2004 through November 30, 2005, for a total purchase price of $1,090,925. We also received proceeds from the sale of 1 million shares of our restricted preferred stock (owned by our CEO & Chairman, Scott R. Sand) for a total purchase price of $40,000 during the first quarter of our fiscal year 2006. We sold 1,666,666 shares of our restricted common stock for $200,000 on February 13, 2006. We sold 1 million of our restricted common shares for $150,000 on February 28, 2006 and another 1 million restricted common shares to the same purchaser for $120,000 on March 17, 2006.

CRITICAL ACCOUNTING POLICIES

Our significant accounting policies are disclosed in Note 2 to our consolidated financial statements. Certain of our policies require the application of management's judgment in making estimates and assumptions that affect the amounts reported in the consolidated financial statements and disclosures made in the accompanying notes. Those estimates and assumptions are based on historical experience and various other factors deemed to be applicable and reasonable under the circumstances. The use of judgment in determining such estimates and assumptions is by nature, subject to a degree of uncertainty. Accordingly, actual results could differ from the estimates made. Our significant accounting policies include:

STOCK-BASED COMPENSATION

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the intrinsic value accounting method specified in Accounting Principles Bulletin Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation issued to employees. Through May 31, 2005, we have elected to use the intrinsic value based method and have disclosed the pro forma effect of using the fair value based method to account for our stock-based compensation. We plan to continue using the intrinsic value based method and providing disclosure for the pro forma effect of using the fair value based method to account for our stock-based compensation through our fiscal quarter ending in February of 2006.

As a result of the recent adoption by the Financial Accounting Standards Board of SFAS No. 123 (revised 2004) "Share-Based Payment," or SFAS No. 123(R), we will be required, beginning in our fiscal quarter ending February of 2006, to apply the fair value method as prescribed in SFAS No. 123(R). Although our adoption of SFAS No. 123(R) could have a material impact on our financial position and results of operations, we are still evaluating the potential impact from adopting this statement.

ALLOCATION OF COSTS

We allocate certain indirect costs associated with support activities such as the rent and utilities for facilities. These costs are allocated between research and development expense and general and administrative expense based on headcount and/or square footage.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as "special purpose entities" (SPEs).

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED FEBRUARY 28, 2006 COMPARED TO THE NINE MONTHS ENDED FEBRUARY 28, 2005

We had $846,268 in sales for the first 3 quarters of fiscal year 2006, up from $501,758 during the same period of fiscal year 2005. Our cost of sales was $228,050 for this period of fiscal year 2006 and $184,750 for the first 3 quarters of fiscal year 2005. As a result, our gross profit increased from $317,008 in the first 3 quarters of fiscal year 2005 to $618,218 in the same period of fiscal year 2006. Our selling, general and administrative expenses for the first 3 quarters of fiscal year 2006 were $1,468,751 ($326,415 in the same period of fiscal year 2005).

This increase in our selling, general and administrative expenses is attributable to the increase in sales brought about by more word-of-mouth referrals from our physician clientele, adding more Secure Balance independent sales representatives and an increase in advertising costs. We have resumed periodic reporting under the Exchange Act of 1934 to the Securities and Exchange Commission (after a several year absence) and have increased legal and accounting fees as a result. We have also completed testing of our OxyView manufacturing prototype and ordered the molds for production, adding to our expense.

Our operating loss increased from $19,678 for the first 3 quarters of fiscal year 2005 to $850,533 for the first 3 quarters of fiscal year 2006. We expect our operating costs to remain constant in the last quarter of fiscal year 2006, but still have a goal of turning a profit at some point in fiscal year 2007.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED MAY 31, 2005 COMPARED TO THE FISCAL YEAR ENDED MAY 31, 2004

We had $794,314 in sales in fiscal year 2005. Our cost of sales was $296,565 in fiscal year 2005, down from $491,033 in fiscal year 2004 when we had $901,542 in sales. As a result, our gross profit increased from $410,509 in fiscal year 2004 to $497,749 in fiscal year 2005. Our selling, general and administrative expenses decreased substantially in fiscal year 2005 to $770,692 (down from $1,338,488 in fiscal year 2004). This can be attributed primarily to decreased research and development costs for our BAFI(TM) product line (costs that have since climbed in fiscal year 2006 as reported above).

Taking into account amortization of intangible assets ($36 in fiscal year 2005 and $9964 in fiscal year 2004) and impairment loss of $16,905 in fiscal year 2005, our operating loss decreased from $937,943 in fiscal year 2004 to $289,884 in fiscal year 2005.

We have not generated profits to date and therefore have not paid any federal income taxes since inception. We paid $800 minimum franchise tax in California in years 2004 and 2005. As of May 31, 2005, our federal tax net operating loss carryforward was $1,406,771 ($1,099,516 in 2004), which will begin to expire in 2019, if not utilized. Our ability to utilize our net operating loss and tax credit carryforwards may become subject to limitation in the event of a change in ownership.

LIQUIDITY AND CAPITAL RESOURCES

We deposited private placement investment proceeds in the amount of $470,000 in March and early April of 2006. We financed our operations in the first 3 quarters of fiscal year 2006 through $846,268 of sales of Secure Balance(TM) and private placement common and preferred stock sales totaling $1,069,500.

In years past, prior to the commencement of Secure Balance(TM) sales, Ingen Nevada relied on loans and deferments from our CEO and Chairman Scott R. Sand and the aforementioned approximate $300,000 investment of an individual named Mr. Jeffrey Gleckman. From June 10, 1999 to March 31, 2004, Mr. Sand provided "Ingen Nevada," and then "Ingen Georgia" (after our reverse merger; for a short period of time) with a total of $72,000 in cash loans and $360,000 in deferred executive compensation. Mr. Sand drew $54,000 in compensation over this time period. We repaid Mr. Sand $173,379 in fiscal year 2005 and $33,649 in 2004.

As of February 28, 2006, we had cash on hand of $66,173 (compared to $558 in the same quarter of fiscal year 2005). We had no accounts receivable during this time period (and none in the same quarter of fiscal year 2005).

Our future cash requirements will depend on many factors, including finishing our research and development programs for our BAFI(TM) product line (largely completed for OxyView), the costs involved in filing, prosecuting and enforcing patents, competing technological and market developments and the cost of product commercialization, commencing our manufacturing and sales programs for OxyView, as well as our ongoing Secure Balance(TM) sales effort. We also have considerable expense involved in our effort to get up-to-date on all SEC periodic reporting filings under the Securities Exchange Act of 1934, as well as costs involved in seeing this offering through to an effective date and beyond.

We do not expect to generate a positive cash flow from operations at least until the commercial launch of our BAFI(TM) product line (planned for calendar year
2006) and possibly later given the expected cost of commercializing our products. We intend to seek additional funding through public or private financing transactions (public for now, as contained in this prospectus). Successful future operations are subject to a number of technical and business risks, including our continued ability to obtain future funding, satisfactory product development and market acceptance for our products. See "Business Risks" above.

HOPE CAPITAL, INC.

From January of 2005 to the end of fiscal year 2005 (May 31, 2005), we entered into agreements with Hope Capital, Inc. to purchase common shares of our stock in a series of private transactions. Hope Capital, Inc. ultimately purchased 755,000 of our common shares in fiscal year 2005 at a total price of $144,000 (about $0.19 per share). Hope Capital, Inc. committed to purchase an additional 5 million plus common shares in the first quarter of fiscal year 2006 (at $0.0288 per share). These stock numbers and prices per share have been adjusted to reflect the 40 into 1 reverse common stock of late 2005.

OTHER FINANCINGS

We sold shares of our common stock in the second quarter of fiscal year 2006 for a total purchase price of $250,000. These stock purchases were made by Hope Capital, Inc. (5,295,000 shares), Xcel Associates, Inc. (3,332,500 shares) and Apex Charting, Inc. (50,000 shares). These sales were all at $0.0288 per share. Scott R. Sand sold 1,000,000 of his preferred shares for a total purchase price of $40,000 and deposited the proceeds on the company bank account. These shares were sold to Xcel Associates, Inc. at a price of $0.02 per share. We sold 1,666,666 shares of our restricted common stock for $200,000 on February 13, 2006. We sold 1 million of our restricted common shares for $150,000 on February 28, 2006 and another 1 million restricted common shares for $120,000 on March 17, 2006. All stock numbers and prices per share have been adjusted to reflect the 40 into 1 reverse common stock split of December, 2005.

If we are able to sell out the common shares offered by Ingen in this prospectus, we expect the proceeds received therefrom to last us for a 12 month period. This assumption pre-supposes a continuing increase in Secure Balance(TM) sales as well as the commencement of OxyView and OxyAlert(TM) sales during the same time period.

We signed a financial consulting agreement (to help us attract investment) with Salamon Brothers LLC on March 16, 2006. This agreement is not specifically for the sale of common shares offered by Ingen in this prospectus.

PLAN OF OPERATION FOR OXYVIEW

OxyView is a proprietary medical product with a United States Patent (and Trademark) Pending that measures the accuracy of oxygen flow-rate for patients using oxygen during surgery, hospitalization, and outpatient oxygen therapy. OxyView is a disposable pneumatic analog gauge that measures the oxygen flow-rate close to the patient. It allows the medical staff and patient to quickly determine any malfunction of oxygen flow-rate between the source and the patient. OxyView can be used with any oxygen delivery source and has additional markets in aviation, fire fighting, and military.

According to a 2002 report of the Department of Health and Human Resources, there are over 5,000 oxygen cannulas used every day in hospitals and surgical rooms, and over 8 million patients using oxygen as outpatient therapy for a variety of pulmonary diseases. The hospitals and surgical staff are required to dispose of the units per OSHA regulations. OxyView is a product that is clean-packaged and disposable.

All of our manufacturing tooling and ultimately the manufacturing process itself, is out-sourced. We are estimating that we'll spend $260,000 in the late winter and early spring of 2006 getting OxyView manufacturing equipment (called manufacturing molds) ready for production. We've budgeted $114,000 for product molding tooling, about $88,000 for assembly of the manufacturing unit and a sonic welder and about $58,000 for special printing around the cylinder and piston face. We will be able to order the commencement of manufacturing of OxyView units when the manufacturing molds are completed. We plan to order 250,000 OxyView units in our first manufacturing run. Once manufacturing commences, we anticipate about 2 weeks before product will be ready for shipping to customers. We do not have to file a 510(k) pre-market notification with the Food and Drug Administration for this particular product (because it is a monitoring device).

Our retail sales effort will be through independent sales people and entities. We do not plan to hire Ingen employees to sell OxyView. OxyView retail pricing will start at $14.95/unit (per our current plan). As long as we meet our timing goal for the commencement of manufacturing and have funds available for advertising, the Company anticipates penetrating 10% of the market throughout the calendar year of 2006. If we meet these goals, we will have $2.8 million in sales to hospitals and surgical facilities, and another $12 million sold to oxygen suppliers/medical supply chains for patients using outpatient oxygen therapy during the first year.

The elderly population will increase dramatically over the next 10 years. The majority of pulmonary diseases reside within our elderly population over 55. OxyView, once in production, will be available to all patients of any age. With the increasing problems of medical malpractice law suits, OxyView provides additional means to assist with the prevention of various medical malpractice issues related to oxygen therapy and provides a means to assure proper and accurate oxygen delivery to patients.

We do not plan to hire employees to manufacture, ship or sell OxyView. All of these functions will be performed by companies and individuals that we contract with on an independent contractor, or outside sales representative, basis.

PLAN OF OPERATION FOR PURE PRODUCE

We have decided to move Pure Produce on the "front burner" in terms of planned expenditures for development. We have an agreement in place with AgroWorx, Inc., a company affiliated with one our directors, Christopher A. Wirth. This agreement relates to Pure Produce, a line of plant products. We will work in concert with AgroWorx to develop production facilities and market the products grown therein.

The Pure Produce product is a continuing research & development program currently under design. This program uses hydroponics and aeroponics technology to grow various plants and herbs without the use of soil, fertilizer and other chemicals. The company anticipates entering the nutriceutical and pharmaceutical markets over the next two years. If we are able to complete our contemplated public stock registration this fiscal year, the amount of funding anticipated for the project is as much as $2 million to construct and operate our first Pure Produce facility.

The facilities themselves will be built with traditional construction methods and designed for multiple uses (the better for re-sale and appraisal purposes). We intend to lease the facility, once constructed, to Pure Produce. Our prototype building design will be about for about 12,000 square feet, with room for delivery truck and staff parking, on a minimum half acre of land (up to 2 acres if we build a larger facility later, perhaps double the size of our prototype).

We anticipate hiring staff to plant and grow the produce (one person per facility), to maintain the premises (one person per facility), to sell the produce (one person per facility, unless the facilities are near enough to each other or share the same immediate market area). Temporary help will be hired when the produce is planted and harvested. We anticipate hiring 3 full-time employees to staff our first Pure Produce facility. One of our directors, Christopher Wirth, will be paid $3000 per month as a consultant.

We will need additional investment (equity and/or debt) and/or Pure Produce net earnings to construct and operate more than one Pure Produce facility.

TRENDS THAT MAY IMPACT OUR LIQUIDITY

Positive Trends:

The United States has an increasingly elderly population. Our Secure Balance(TM) and BAFI(TM) product line (except GasAlert(TM) which targets the entire adult population) are made to meet some of the challenges and circumstances experienced by our senior citizens. As a result, we expect our sales to increase in time in reflection of this positive trend.

Management also believes that our products provide increasing protection in relation to medical malpractice issues. Use of our Secure Balance(TM) system and OxyAlert(TM) and OxyView products enhance the safety of patients, and therefore, we believe, lessen the chances of medical malpractice exposure to our physician clients.

We have been developing our BAFI(TM) product line since 1999. Now, some 7 years later, we still have not identified competition in the marketplace for our BAFI(TM) product line. The lack of competition is expected to enhance our planned marketing campaign.

We believe that Secure Balance(TM) is now among the leaders in the balance and fall prevention industry. We expect to be able to capitalize on this notoriety and increase our Secure Balance(TM) sales in fiscal year 2006 and beyond.

Negative Trends:

Our product sales are impacted by Medicare, and are Medicare dependent. Adverse economic conditions, federal budgetary concerns and politics can affect Medicare regulations and could negatively impact our product sales.

SEASONAL ASPECTS THAT EFFECT MAY IMPACT OUR MEDICAL MARKET

Traditionally, the medical market experiences an economic decrease in purchasing during the summer months. Peak months are usually October through February, followed by a decrease from March to May. This is the common "bell curve" that has been consistent for several decades and will affect our sales during the course of a year.

OUR SECURE BALANCE(TM) LEASING AND FINANCING PROGRAMS

Our Secure Balance(TM) Leasing and Financing Programs are offered to allow our physician and medical facility clients a variety of affordable leasing and financing options. Our financing option includes a 90 deferral program, giving clients a chance to earn revenues from Secure Balance(TM) before payments are due. Please see our website to see the particulars of these financing options.

EMPLOYEES

We have no employees. Our company is basically a holding company (formed in Georgia) that owns or has rights to certain proprietary products and operates our business through another company with our same name, Ingen Technologies, Inc., a Nevada company. As of the date of this prospectus, Ingen Technologies, Inc., the Nevada company, has one full time employee, Mr. Scott R. Sand, our CEO, Founder and Chairman. Mr. Sand is paid a monthly draw on a "1099" basis (see Executive Compensation); the company does not withhold taxes from his draw. Our Secure Balance(TM) systems (the equipment) are sold to us for re-sale on a "private label" basis; we have no part in the design or manufacture of the systems. We hire sales representatives to sell Secure Balance(TM). These reps are paid on a contractual basis and are not technically our employees. We will out-source the manufacturing of our OxyAlert(TM), OxyView and GasAlert(TM) products and will sell these products utilizing a distribution network that will not include the use of company employees. We plan to hire 3 full time and several temporary (for planting and harvesting) employees for our first Pure Produce facility. Our director, Christopher Wirth will also receive a consulting fee of $3000 per month. One Pure Produce facility is budgeted from the proceeds of this offering.


DESCRIPTION OF BUSINESS

HISTORY

Our company was incorporated under the laws of the state of Georgia in 1995 under the name Classic Restaurants International, Inc. We changed our name in 1998 to Creative Recycling Technologies, Inc. Our business plan changed from the restaurant business to the recycling industry along with our name change. We had little business activity and no sales. Our business was largely dormant from the late 1990's into the first calendar quarter of 2004.

In March of 2004, we merged with (purchased all the stock of) a Nevada company, Ingen Technologies, Inc. Ingen Technologies, Inc. survived as a Nevada company for the sole purpose of operating our new business. However, we remained a Georgia company, with completely new management and an active business plan in the medical devices industry. Shortly thereafter, we changed our name to Ingen Technologies, Inc.

Ingen Technologies, Inc., the Nevada company, was founded by Scott R. Sand in 1999. Upon the merger with our Georgia company, Mr. Sand came on board as Chief Executive Officer ("CEO") and Chairman of the Board of Directors, positions he maintains today. Mr. Sand owns a small portion of our outstanding common shares (325,000 shares; about 1.44% of the 22,639,610 common shares outstanding as of April 3, 2006). However, he owns approximately 80% (8,018,183 shares) of our outstanding preferred shares; 10,018,183 preferred shares.

According to our Amended and Restated Articles of Incorporation, filed on or about December 28, 2005, there are 40 million authorized Class A Preferred Shares. These shares have a liquation preference. The Class A Preferred Shares are convertible to a our common shares at a rate of one preferred share into one common share. The Class A Preferred Shares are also entitled to vote with one preferred share equaling one common share vote.

Accordingly, Mr. Sand's ownership of the Class A Preferred Shares entitles him to 8,018,183 million votes in matters voted on by our shareholders. Adding in Mr. Sand's common shares, he has 8,343,183 voting shares (approximately 25.55% of the outstanding voting shares).

Prior to the merger in March of 2004, Mr. Sand financed the research and development of our product lines and operation of the business within Ingen Technologies, Inc, of Nevada. From its inception in 1999 up through and into our fiscal year 2004, Mr. Sand supplied cash loans of $72,000 and deferred management compensation of $306,000. Mr. Jeffrey Gleckman, another of our preferred shareholders, contributed approximately $300,000 to the company (in exchange for his 4,433,334 preferred shares; since reduced to his current level of 2,000,000 preferred sales as a result of private sale transactions by Mr. Gleckman).

OVERVIEW

Ingen Technologies, Inc. is a medical device manufacturer and service provider for medical and consumer markets both domestic and abroad. We have four products, one of which has had sales in at least the last two fiscal years (Secure Balance (TM)). The others are oxygen and gas monitoring safety devices that we have developed over the last few years. We are also developing a produce/herb business ("Pure Produce").

Increasing revenues are being generated from the company's Secure Balance(TM) program; a medical product line for physicians and hospitals that provides patient services for "balance & fall prevention" programs.

The company's featured medical oxygen monitoring device is OxyAlert(TM), a second-generation design of the company's BAFI(TM) product line. Both of these products have been issued two United States Patents: Patent No. 6,137,417 issued on October 24, 2000 and Patent No. 6,326,896 B1 issued on December 4, 2001. Both of these products are low-oxygen safety warning devices used on remote oxygen cylinders for patients, commercial aircraft, military transport, and fire and safety equipment. OxyAlert(TM) technology encompasses the use of digital sensing and RF frequency transfer so that care givers can access a hand-held remote to monitor the actual oxygen level of any oxygen cylinder at a reasonable distance. We expect to begin sales of OxyAlert(TM) in calendar year 2006.

Using the same patented and proprietary technology, the Company also will offer our GasAlert(TM) product; a device that interfaces between any gas line and accessory, such as a water heater, dryer, stove or heater, to detect leaks. This is a mass consumer item. We do not currently have a time table for introduction of this product.

The newest product we've developed, OxyView, has a United States patent and trademark pending, and is a pneumatic gauge that provides visual safety warning of oxygen flow to hospitalized patients. This product enhances the safety, assurance and accuracy of hospitalized patients being administered oxygen from any source. OxyView is a lightweight pneumatic gauge that is attached to the oxygen tubing just below the neck. It informs the nursing staff of oxygen flow rate near the patient. It could quickly inform the hospital staff of any leak or inaccuracy between the delivery source and the patient. We expect to go to market with OxyView in calendar year 2006.

We invite you to check out our website at www.ingen-tech.com for information about our company and products. At the present time, there is considerable information on Secure Balance and we plan to add more information concerning our BAFI(TM) product line and Pure Produce at a later time.

ADVISORY BOARD

We have a 4-person panel of medical health professionals that serve on our Advisory Board. These individuals are Stephen O'Hara, MD (Dr. O'Hara is also a member of our Board of Directors); Jacob Green, MD; Randolph McKenzie, MD and Donna Eskwitt, Ph.D. We have agreements in place in which our Advisory Board members each received 6250 restricted common shares (adjusted to reflect the 40 into 1 reverse split of common shares near the end of 2005) and are also entitled to hourly compensation.

The Advisory Board has provided an online Secure Balance Clinical Workshop that can be downloaded from our website. They have evaluated our infomercials produced to date and helped in establishing the content for our website (in relation to Secure Balance and our BAFI Product line). The Advisory Board is available to us as needed for additional tasks that may come up.

I.  SECURE BALANCE(TM)

The Secure Balance(TM) product is a private-label product that includes a vestibular function testing system and balance therapy system. The vestibular (referencing organs in the inner ear) function testing system is manufactured by Interacoustics LTD. in Denmark and is referred to as the "VNG." The balance therapy system is manufactured by SportKAT(R), Inc. in San Diego, California. SportKAT provides private-label testing and balance therapy systems to others. However, we have our own trademark - Secure Balance(TM). Our Secure Balance(TM) program provides equipment, education and training about balance and fall prevention to physicians and clinicians worldwide. All of our company's sales in fiscal year 2005 ($794,314) and our sales for the first 3 quarters of fiscal year 2006, ending February 28, 2006 ($846,268), were sales of Secure Balance(TM).

SECURE BALANCE(TM) THERAPY TRAINER
----------------------------------

Secure Balance(TM) Therapy Trainer is designed to sell to physicians, clinics and hospitals for use with patients suffering from balance problems. It is a patented Kinesthetic Ability Trainer (called "SPORTKAT"), an innovative tool for the evaluation and rehabilitation of neurosensory (or balance) deficits. SportKat focuses on the development of dynamic balance, strength, muscle control, proprioceptive, and vestibular improvement and offers a practically infinite range of adjustable settings to accommodate people with varied body weights and physical activity levels.

     o Secure Balance(TM) Therapy Trainer provides a way to test and train the nerves that control the muscles of the body that enable us to stand, run, jump and otherwise perform day to day functions. These nerves are called proprioceptors. They are an integral part of a complicated system that the body uses to interpret all of the sensory input that it receives from external and internal sources-- including vestibular input from the inner ear, visual input from the eyes and proprioceptive input in order to maintain posture and mobility. Proprioception enables the body to know where it is in space. Performing an oculomotor test and examples of included patterns for the visual stimulus system for oculomotor testing and calibration.

SportKat is an advanced Balance Training system primarily for senior "fall prevention" programs, correcting vertigo in airplane pilots and improving the quality of life with those that have severe motor skill diseases. The SportKat system differentiates itself from anything else (known to management) because it applies the Visual, Vestibular and Proprioceptive systems to leverage the redundancies in the brain--thereby improving balance. It is much safer than a "wobble board" for seniors because the air "bladder" can be inflated to match all levels of ability, weight, etc. This product is currently used in Medical Centers, Hospitals, Universities, and Professional Sports Teams. SportKat is effective with those that have the following severe motor skill diseases/challenges:

     o    Post Acoustic Neuroma Resection (Brain Tumors)

     o    Head Trauma

     o    Post Concussion

     o    Meniere's Disease

     o    Vertiginous Migraines

     o    Vestibular Neuronitis

     o    Presbystasis

     o    MS

     o    Parkinson's

     o    Ataxia

The SportKat 4000 is our most advanced balance assessment and training equipment. The SportKat software includes provisions for both static and dynamic balance training and assessment through the availability of diversified types of tests, test patterns and difficulty levels. Users may use the built-in training modes with a great deal of ease and flexibility. In addition, the system enables the user (or doctor, trainer, etc.) to design unique, individual training protocols to overcome specific deficits identified during the assessment phase. Designed for multiple applications within the medical and athletic environments, the SportKat 4000 features:

     o    19" Monitor

     o    Wireless Mouse & keyboard

     o    Printer (Ability to Generate Printed Reports)

     o    Handrails for additional safety

     o    Larger Base for increased stability

     o Microprocessor-based Pump Control which allows for automated inflation and deflation of the pressure bladder to quickly and easily adjust the pressure based on the user's weight and level of difficulty

     o Computer Assisted Data System featuring the SPORTKAT WIN software (see Technology below)

     o    Thermal Accelerometer

     o    Provisions for Both Static and Dynamic Balance Assessment

     o    Multiple Built-in Training Programs

     o    Diversified Difficulty Levels for Testing and Training

     o Automatically Stored Test Data for each user by date, time and type of test, allowing for progress analysis

     o Tracking Software capable of maintaining data for multiple users, including personal data, medical data and a test editor

     o Ability to Transfer Files for Additional Analysis such as statistical studies using Microsoft's Excel software


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

The SportKat operates using a patented inflatable bladder support system and centrally pivoted platform. Attached to the platform is a thermal accelerometer, which measures the user's displacement from center (balancing ability), producing a quantifiable measurement or balance index score at the conclusion of a balance assessment or training session. This measurement provides a basis on which the user can track improvements by completing increasingly difficult levels of training.

The modular nature of the SportKat design allows the company to offer a variety of SportKat models to meet the needs (and budgets) of each customer/user group. In addition, the modular design allows users to upgrade a SportKat machine to meet changing needs, add new features or incorporate increased levels of technology. As discussed below, each SportKat model may be classified into one of three categories: portable, standard or computer assisted. However, every version of the SportKat incorporates the company's technology as well as the following standard features:

     o Sturdy Construction using a combination of injection molded glass polymers, plastic and steel

     o Inflatable Support Bladder capable of holding between 0 to 15 PSI of pressure, allowing for a seemingly infinite range of difficulty levels for both testing and training

     o Easy Stability Adjustment using either a hand held or automated pump system to inflate the support bladder

     o Centrally Pivoted Platform with up to 20 degrees of deflection in any direction (360 degree range)

     o    Optional Support Harness for increased safety

In addition to these basic structural features, the SportKat system is be equipped with the following technological components:

Computer Assisted Data System to allow the SportKat to become interactive and facilitate advanced testing and training. This system features:

     o Thermal Accelerometer to measure the users balancing ability and compute a score between 0 and 5000, with 0 being perfect balance at any given PSI or level of difficulty.

     o SPORTKAT WIN Interactive Software enabling Static and Dynamic Testing and Training Capabilities to assess and improve angular displacement skills as well as the time and distance from the target. (Static testing measures the ability to maintain balance in a stationary position and dynamic testing measures the ability to maintain balance while in motion.)

     o Desktop Computer with Monitor, featuring the Company's proprietary SportKat WIN interactive software (factory installed)

     o    Optional Computer Stand

     o Ability to Create Original Training Programs to accommodate unique or specific training goals. For instance, if the user has a balancing deficiency on the left side of the body, he/she can create a program or draw a picture directly on the monitor with an erasable marker; select a dynamic (tracing) mode; and move the cursor back within the picture until it is filled in with the trace.

     o Increased Performance Analysis including multiple levels of training difficulty and a variety of scoring calculations that will enable performance to be tracked and reported using both raw numbers and various charts.

SECURE BALANCE(TM) VIDEO ENG VESTIBULAR FUNCTION TESTING

The Secure Balance(TM) VNG Modules offer complete function analysis that is easy to administer and comfortable for the patient. The lightweight goggle is designed with patient comfort in mind and versatility in fitting on a variety of patient populations. The Secure Balance(TM) Video ENG improves upon limitations of previous measurement techniques.

Video images of the eyes are obtained without direct contact using high resolution cameras with infrared illumination. The eyes are visualized, enabling simultaneous subjective evaluation, while eye position is analyzed by digital image processing to obtain vertical and horizontal eye position.

The Examination Designer program within the goggle allows the creation of a patient's own test protocol. During the examination the test view provides the patient with graphical data and immediate analysis while simultaneously displaying the eye images for subjective control during the exam. The examiner can even type in comments while the test is in progress. These features greatly reduce the number of time consuming steps often involved in generating test data.

The Secure Balance(TM) can produce clear and detailed color reports suitable for hardcopy storage. Reports collate patient details, traces, analysis and display diagrams in an easy-to-read-format.

The integrated extensive database provides a practically unlimited storage capability. The database works with both the Secure Balance(TM)/Alternate Systems.

The Secure Balance(TM) / Alternate Systems are integrated into the Interacoustics Medical PC platform. This is designed for convenient transportation around a clinic and the amount of extraneous equipment required is kept to a minimum.

Included Parts:

     o    Combi Mask or Goggle

     o    One Camera module for Combi Mask

     o    Two Camera modules for Combi Mask and 2-channel software

     o    Installation CD

     o    Computer System with Tracking Interface Controller

     o    Footswitch

     o    Full-Field Projector (dimensions 2"X6"x6": Weight 1.2lbs)

     o    Null-modem cable

     o    VisualLab Operation Disk

     o    Flashcard Mobile Storage

     o    Operational Manual


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

HEALTHCARE COMPLIANCE SERVICES

Ingen Technologies, Inc. has contracted Total Healthcare Compliance to provide services for Secure Balance(TM) customers who purchase the Balance & Fall Prevention program. The Secure Balance(TM) customer receives 5 hours of professional assistance from Total Healthcare Compliance to incorporate accurate information regarding vestibular function testing and therapy. These services include, but are not limited to, the following:

     o    CPT-Billing and ICD-9 Coding

     o    Proper and effective use of modifiers to ensure appropriate payment

     o    Audit requirements and Claims processing

     o    Testing qualifications and supervision requirements

     o    Strategies to minimize post-payment risk

     o    Documentation strategies to improve profitability

Total Healthcare Compliance, Inc. ("THC") is a full-service medical consulting firm comprised of attorneys, business management experts, coding specialists and physicians from different specialties. The company works with each customer's staff and advisors to design and implement solutions for the customer's needs within that particular medical practice.

THC has identified six key areas of a health care facility management that are crucial to your practice's success.

     o Physical Plant- THC looks for cost effective ways to improve the customer's facility's appearance, patient flow and utilization of space, while reducing cancellations/no-show rate. They can suggest new, up-to-date diagnostic equipment that can help provide better patient care and make it easier to demonstrate medical necessity.

     o Personnel- They interview the customer's office personnel to help take the fullest advantage of the employees' talents and abilities and to identify any weak spots in the day-to-day operations. If the customer is having trouble finding key personnel, THC can help with that too, because of its affiliation with several nationwide medical personnel services. THC can also perform background checks on current employees and potential new hires to weed out those with a history of legal, licensure and financial problems.

     o Provider Agreements- THC reviews each policy and provides the customer with a written, abridged version of what is and is not covered. They also outline how billing is to be performed for each provider.

     o Billing, coding, and collections procedures- Coding and billing criteria vary from carrier to carrier. Medicare and Medicaid have their own sets of requirements. Through regional seminars, intensive workshops and/or in-office training, THC instructs the customer's personnel in billing and coding procedures. THC also offers a full range of forms to assist the customer's billing, collection and coding department. Or, THC will handle the customers coding and billing.

     o Patient charts- THC reviews patient charts to make sure the customer is properly documenting medical necessity.

     o Utilization of Services- A thorough utilization review can pinpoint areas where the customer's practice is above or below the norm as compared to similar practices.

THC offers an on-site review of the customer's practice that includes a thorough assessment of all six key practice management areas.

THC takes a comprehensive approach to compliance with federal and state regulatory agencies. They examine the customer's organization's day-to-day operations and identify any potential areas of exposure. Based on these findings, THC assists the customer to develop and implement a corporate compliance program that meets the requirements of the entire alphabet soup of federal and state regulatory agencies.

The line between mainstream and "alternative" medicine narrows each year, while the amount of money spent on chiropractic, homeopathy, naropathy and nutriceuticals increase by the billions of dollars. The rapid growth of alternative medicine can have positive repercussions for the traditional and non-traditional physicians alike. "Physician supervised" forms of alternative medicine ensures that the patients get professional care while offering health care providers the opportunity to explore new areas of practice. THC helps integrate new, complimentary areas of "alternative" medicine into the customer physician's practice. THC can also assist in forming entities that include alternative medical practices and in developing and implementing protocols for alternative medicine practitioners.

When it comes to marketing and advertising medical practices, health care providers are subject to a slew of state and federal restrictions. THC reviews advertising and marketing materials to ensure they comply with state and federal regulations. Or, they can handle the design and production for the customer.

THC offers seminars, in-office training and video programs tailored to the needs of the customer in:

     o    Coding, billing, and collections

     o    Compliance with state and federal regulations

     o    Marketing

     o    Practice management

     o    Testifying at depositions and in court

     o    Integrated alternative medicine practices

EDUCATIONAL SERVICES AND SEMINARS

As part of our ongoing provision of services for Secure Balance purchasers, we offer periodic seminars and classes in all aspects of the operation of Secure Balance. These seminars feature nationally recognized experts in our field.

II.  BAFI(TM); OXYALERT(TM); OXYVIEW; GASALERT(TM)

The company invented, patented, and produced the world's first (as known to management) wireless, digital, low gas warning system for pressurized gas cylinders, known as BAFI(TM). Applicable markets include medical, safety & protection (Fire & Police), aircraft (commercial & private), recreation vehicle & outdoor (propane), home & residential, construction (welding), military & many others.

The company's first product, a medical low oxygen warning system for pressurized oxygen cylinders referred to as BAFI(TM), has been issued 2 United States patents. The BAFI(TM) product met or exceeded regulatory compliance of this type of product. We built 200 BAFI(TM) prototypes. Our prototypes were used in clinical trials administered by Richard Shelton, MD, of Loma Linda (California) University Medical Center during 2002. The tests proved our the viability BAFI(TM) and enabled us to determine the design of OxyAlert(TM).

We are now developing our new product lines, OxyAlert(TM), OxyView and GasAlert(TM), based on our patented BAFI(TM) technology. OxyAlert(TM)'s application will continue BAFI(TM)'s mission of providing a medical low-oxygen warning system for oxygen cylinders. OxyView provides a visual safety warning. GasAlert(TM) will have a broader application to many industries and businesses desiring to monitor pressurized gas cylinders.

BAFI(TM) (and its progeny OxyAlert(TM), OxyView and GasAlert(TM); referred to hereinafter as our "BAFI(TM) product line") is a product that offers technological innovations for various types of applications. Portable pressurized gas systems are categorized as Diameter Index Safety Systems (D.I.S.S.) and are used for various applications. For example, oxygen gas is provided to patients for use in remote locations. This delivery system is a standard medical application used in providing oxygen to patients suffering from various respiratory and pulmonary diseases that result in oxygen deficiency within their blood stream. Oxygen systems are prescribed by physicians and made available through various manufacturers and oxygen suppliers.

Our clinical tests have shown that BAFI(TM) is reliable, user-friendly and interfaces with most of the oxygen regulators available in the market today. The BAFI(TM) interfaced with all oxygen cylinders.

BUSINESS OPPORTUNITY

The company intends to market OxyAlert(TM) and OxyView within the Medical Industry. According to the American Academy of Pulmonology and the New England Journal of Medicine, Pulmonology Publication, the patient market alone is vast and includes 8,000,000 patients in the United States and 22,000,000 world wide, who use oxygen. There are multiple oxygen cylinders used per patient.

With the elderly population doubling in 7 years and tripling in 15 years, the market continues to substantially increase. Other markets for GasAlert(TM) include millions of homes, barbeques, recreation vehicles, construction, military bases, commercial and private aircraft's, and government facilities. We are not aware of any competition for our BAFI(TM) product line.

PROFESSIONAL PRODUCTS

The company has no plans to manufacture and sell BAFI(TM) itself, but will soon have the ability to deliver one our BAFI(TM) product lines (OxyView) and, with adequate funding, OxyAlert(TM), as well, to our various markets. Our management has established direct sales and marketing programs with manufacturer representatives (sometimes referred to as "reps"), and medical product distributors. Our direct marketing efforts will focus on a direct marketing campaign, infomercials, television advertising and Internet marketing. We have contract agreements with independent rep organizations for a regional sales network throughout North America, Asia and the Pacific Rim.

The company is prepared to promote sales of our product in certain international markets. The BAFI(TM) product has been issued United States Patents. We do not have international patents. Company management will prepare for an international market research report on the potential of its product lines overseas. With this report, the company can evaluate its position to pursue compliance of ISO-9000 and CE certification for European countries. In order to sell our products in Europe, we need to comply with the "ISO" standards which all United States manufacturers must adhere. The CE certification is given upon the meeting the applicable ISO standard. It is anticipated that the overseas market represents 50% of the world market for pressurized gas cylinders.

Our clinical trials with Dr. Sheldon's patients have shown that the BAFI(TM) system is an accurate and cost effective, real-time, pressurized gas warning system that will alert the user when the gas levels are approaching empty. It offers a convenient method in warning users before the cylinders are empty without the physical need to view the gauge. The BAFI(TM) components are water resistant, salt spray resistant, heat resistant, durable and FDA approved.

INDUSTRY AND MARKETPLACE

The company's BAFI(TM) product line falls into several categories including the health care industry, building supplies industry, recreation vehicles industry and aircraft industry. We are establishing distribution avenues in the medical device industry, hospital and medical supplies, and the consumer and institutional health care supplies market.

THE HEALTH CARE INDUSTRY

Since the mid-1960's, the costs of health care have risen in gross disproportion to the general cost of living index. The United States alone spends almost $1 trillion annually on health care (from the United States Department of Health and Human services web site). These expenditures are forecast to increase into the foreseeable future, posing a serious threat to the economy as well as financial health of families across the United States. A general consensus exists that decisive action needs to be taken to strengthen existing control measures and implement effective new proposals. It is our mission to provide these solutions for today by developing a cost effective product line for all applicable markets.

A significant contributing factor to the health care crisis has been the escalating costs of new medical technologies and the resulting higher costs of in-hospital patient care. One cost containment strategy that is clearly gaining momentum is a reduction of technology costs, as well as an increase in outpatient services. We believe our BAFI(TM) product line will contribute to safety and cost containment within the medical market and further that our BAFI(TM) product line will provide convenience and assurance while traveling with the patient.

The prohibitive costs of medical facilities have engendered the appearance of a wide spectrum of consumer based home health care products and managed care services. Such consumer activity reduces the economic burden of necessary health care. The managed care industry has structured its primary care providers to act as the "gate keeper". The BAFI(TM) product line will be targeted for the oxygen supplier with referrals from a primary care provider and pulmonary specialist through a manufacturing representative distribution network.

Government agencies and employer insurance liability carriers have incentive to reduce bottom-line expenditures, thereby creating huge target markets for the BAFI(TM) product line. We believe the BAFI(TM) product line will offer a more cost-effective approach to decreasing the number of empty tanks as compared to costs associated with accidental injuries from oxygen depletion and/or having to re-prime empty tanks.

THE MARKET

THE GAS INDUSTRY IN GENERAL

According to discussions our management has had with officials of Allied Health and Puritan Bennett, among the largest suppliers/manufacturers of gas regulators and cylinders, the gas supply business represents annual revenues of $30 billion and is mainly comprised of tank manufacturers, gauge & regulator manufacturers, and gas suppliers. The Company's research has shown that the identified markets would be interested in acquiring the BAFI(TM) system for their applications. The physician market continues to have an interest in providing BAFI(TM) units to their patients by means of assurance and safety.

The BAFI(TM) technology was designed as a compliment to the current method of monitoring the pressure within gas cylinders. The BAFI(TM) unit is adjustable and calibrated at 500PSI (pounds per square inch) in order to warn the user of pressure levels that fall below 500 PSI. Most pressurized oxygen cylinders can hold 3000 PSI of gas. The BAFI(TM) will not be activated until the pressure reaches 500 PSI. This calibrated setting is coherent with the existing gauges that are red-lined at 500PSI and is the current method for reading pressure. BAFI(TM) works simultaneously with the gauge and provides the additional warning system that we believe will be attractive in today's market. There are many instances when the user is not attentive to the pressure reading. There are both cost factors and safety issues that result from having an empty cylinder. When tanks are returned empty there are additional costs for priming the tank and replacing parts. The assurance BAFI(TM) provides for the user is greatly enhanced.

OxyAlert(TM) improves the BAFI(TM) gauge methodology by allowing a digital read-out with remote data transmission to other caregivers, as well as a safety gauge, with additional visual and audio aids, that warns the user of low oxygen levels. GasAlert(TM) applies the OxyAlert(TM)/BAFI(TM) technology to other types of pressurized gas containers.

PRICING

The company plans to price the medical devices so that a 45-50% gross margin is generated. The distributor price may likely be discounted from time to time depending upon high volume commitments. We anticipate the retail cost of OxyAlert(TM) will be in the $300-$400 range. OxyView has been preliminarily priced at $14.95 per unit. GasAlert(TM)'s price has yet to be determined, but will be considerably lower than OxyAlert(TM)'s.

SALES AND MARKETING

We have established relationships and contracts with distribution and sales of its products and services through various experienced distribution and marketing channels, including primarily medical device marketing, government marketing and supplier outlets. The company has recently introduced the BAFI(TM) product line through the medium of direct Internet marketing and advertising, which is gaining wide recognition as an effective method of introducing products and driving customers to retail distribution channels.

An integral part of our marketing strategy, and a common theme to the marketing plan, is its complete proprietary product offering. By offering a proprietary line of products and services, and promoting cost-effective and leading-edge identity, our goal is to establish permanent residency in major national and international medical supply outlets.

BAFI(TM) PRODUCT LINE MARKETING PROGRAM

The company has an initial national distribution plan. The plan entails the expansion of development and distribution of its products and services, and the development of wholesale and retail distribution through an experienced marketing network, medical supply outlets, government agencies and managed care organizations. The plan also seeks to garner the support of the medical community through the sponsorship of ongoing research of oxygen delivery programs and devices. The company continues to negotiate distribution programs with large and experienced distributors.

     1.   Institutional Health Care Distribution

Management has developed active relationships with physicians, hospitals and various suppliers in the United States and has established a direct sales channel designed to build a network of health care institutional distribution to actively purchase the BAFI(TM) product line.

We are preparing to significantly expand our direct sales program to government agencies, institutions, health care providers, hospitals, managed care organizations, urgent care centers, skilled nursing facilities and private industry. In doing so, management intends to appoint regional sales managers in target regions throughout the United States. These regional sales managers will be charged with executing the company's direct sales efforts in their respective territories, specifically establishing new, active accounts. The Company has focused the early thrust of its expanded marketing program within the United States. Management believes that this is the best current practical opportunity.

     2.   Retail Distribution

The company has appointed independent representatives to represent our products on a regional basis throughout the United States. Management will continue to appoint other firms that have extensive physician/medical penetration and experience with medical products and continue to gain distribution through the vast and growing network of independent medical device chain outlets.

     3.   International Marketing Program

We intend to expand our product line in certain international markets. Currently, the company has engaged Kimihira, Shimada & Taylor, located in Torrance, California, to seek distribution rights within Asia and the Pacific Rim.

     4.   Direct Response Marketing Program

An integral part of the company's sales and marketing strategy is the use of direct medical response advertising ("infomercials") within physician waiting rooms and internet web site exposure, to introduce our products to the marketplace, achieve significant sales, and develop brand name recognition. An infomercial can be described simply as a televised commercial or web site of up to 6 minutes in length, which demonstrates a product or services and attempts to motivate the viewer to call a toll free telephone number and order the product or service. We are utilizing an infomercial for our Secure Balance(TM) products and services and intend to produce infomercials for OxyAlert(TM) and OxyView as soon as possible.

The infomercial has proven itself to be capable of literally revitalizing entire product categories. Because of its unique ability to provide for live demonstration of a product to (up to) millions of people simultaneously; the infomercial has transformed several previously small, sleepy product categories into industry leading growth segments.

Unique to the infomercial marketing technique, products can generally be sold at relatively high prices (compared to traditional retail) because the product's usefulness and value can be established through demonstration. The higher price of an infomercial product actually pays for the higher selling costs associated with the purchase of media time.

Through our sales & marketing division, the company has established a relationship with several web site developers to establish a joint infomercial marketing venture for the BAFI(TM) product line and services. We intend to explore the advisability of establishing such an arrangement regarding future products, as well as the prospects of developing our own infomercial marketing program.

     5.   Independent Representative Network

A principal component of the BAFI(TM) marketing strategy involves distribution of our product line through major national and regional medical marketing networks. Company management, together with key senior consultants, has extensive contacts and relationships with independent representative firms throughout the United States. Ultimately, management intends to secure distribution contracts with 400 or more brokers, marketing consultants, and special instrument dealers (SID's) to spearhead the company's sales campaign in acceptable market areas in the United States. At such time as BAFI(TM) has achieved adequate market penetration in the initial markets, and as production, logistics, financing, and operational capabilities increase, the company intends to increase our market representation and continue to expand in new markets.

Management has allocated a substantial portion of our distribution network, advertising and promotion, including the production of 10 minute (and longer) "infomercials", and web sites designed to promote viewer ship of the infomercial and product lines.

We have approached major medical supplies direct mail catalog houses, and other magazine supply catalog operators for representation and sales through such publications. The company may choose to market through catalogs under a special brand name.

     6.   Advertising & Promotion

The primary objective of the company's planned advertising and promotional endeavors is to establish the BAFI(TM) product line name and image as the top manufacturer of leading-edge & cost effective gas warning alert system products and services within the industry.

The company's initial architecture for our advertising campaign is being built around the perceived cost advantages of the BAFI(TM) product lines systems, including its applications and importance. The message will also seek to project the preparedness and peace of mind that comes from owning the product dedicated to their clinical and corporate liabilities.

Concurrently, management is of the opinion that these same efforts will reinforce the company's wholesale program by increasing brand name awareness among chain and independent buyers. To accomplish these objectives, we will employ a variety of proven marketing communications techniques, to include but not be limited to, on-site demonstrations of the product, national & regional exhibits, regional and local institutional advertising, and co-op advertising and promotions.

COMPETITION

The BAFI(TM) product line are unique warning devices. The audio and visual warning system enhances the safety and assurance of all portable pressurized gas delivery systems and continues to be compatible with all portable pressurized gas cylinders as a compliment to their existing paradigm.

Our competition, as outlined in our patent search, comprises basically two United States companies. However, neither company currently has a product for the pressurized gas tank market, nor have they been able to deliver the designed product they have claimed in an expired patent. Therefore, management believes there are currently no competitors and that the market is wide open.

BAFI(TM) PRODUCT LINE PATENTS AND TRADEMARKS

Ingen Nevada was notified by the United States Patents and Trademarks Office that the patent was issued on October 24, 2000 (Patent Number 6,137,417) and that the examiner had approved all 20 claims. A second patent has been filed and approved. The name BAFI(TM) has been trademarked.

The patent search revealed that there were no similar devices like BAFI(TM) for portable oxygen gas cylinders. As of the date of this prospectus, we are still not aware of similar devices in the marketplace.

PRODUCT LIABILITY

Beginning with the design phase of product development, we have incorporated preventive measures aimed at reducing its potential exposure to liability risk. The company's product development and manufacturing program includes high product reliability standards meant to result in high mean times between failures (MTBF). The company plans to achieve a high MTBF factor by pursuing strict quality control procedures and by holding its manufacturing partners to such high standards by written contract. By designing and manufacturing a reliable, high quality product, the company will minimize, but not eliminate, the possibility and occurrence of defective products.

The manufacturing and marketing of the company's products, incorporating new and unproved technology, has inherent risk. No one can be sure how each product will operate over time and under various conditions of actual use. Even if the products are successfully manufactured and marketed, the occurrence of warranty or product liability, or retraction of market acceptance due to product failure or failure of the product to meet expectations could prevent us from ever becoming profitable. Development of new technologies for manufacture is frequently subject to unforeseen expenses, difficulties and complications, and in some cases such development cannot be accomplished. In the opinion of management, the products, and services, as designed, has many positive attributes, but such attributes must be balanced against limited field operating experience and unknown technological changes.

GOVERNMENT REGULATION

MEDICAL DEVICE APPROVAL PROCESS. Medical devices are regulated by the Food and Drug Administration ("FDA") according to their classification. The FDA classifies a medical device into one of three categories based on the device's risk and what is known about the device. The three categories are as follows:

     o Class I devices are generally lower risk products for which sufficient information exists establishing that general regulatory controls provide reasonable assurance of safety and effectiveness. Most class I devices are exempt from the requirement for pre-market notification under section 510(k) of the Federal Food, Drug, and Cosmetic Act. FDA clearance of a pre-market notification is necessary prior to marketing a non-exempt class I device in the United States.

     o Class II devices are devices for which general regulatory controls are insufficient to provide a reasonable assurance of safety and effectiveness and for which there is sufficient information to establish special controls, such as guidance documents or performance standards, to provide a reasonable assurance of safety and effectiveness. A 510(k) clearance is necessary prior to marketing a non-exempt class II device in the United States.

     o Class III devices are devices for which there is insufficient information demonstrating that general and special controls will provide a reasonable assurance of safety and effectiveness and which are life-sustaining, life-supporting or implantable devices, or devices posing substantial risk. Unless a device is a pre-amendments device that is not subject to a regulation requiring a Premarket Approval ("PMA"), the FDA generally must approve a PMA prior to the marketing of a class III device in the United States.


Management is of the opinion that the company's BAFI(TM) product line and Secure Balance(TM) are "Class-II" devices.

LABELING AND ADVERTISING. The nature of marketing claims that the FDA will permit us to make in the labeling and advertising of our medical devices will be limited to those specified in our FDA 510(k)s (if we have any). Should we make claims exceeding those that are warranted, such claims will constitute a violation of the Federal Food, Drug, and Cosmetics Act. Violations of the Federal Food, Drug, and Cosmetics Act, Public Health Service Act, or regulatory requirements at any time during the product development process, approval process, or after approval may result in agency enforcement actions, including voluntary or mandatory recall, license suspension or revocation, 510(k) withdrawal, seizure of products, fines, injunctions and/or civil or criminal penalties. Any agency enforcement action could have a material adverse effect on us. The advertising of our products will also be subject to regulation by the Federal Trade Commission ("FTC"), under the FTC Act. The FTC Act prohibits unfair methods of competition and unfair or deceptive acts in or affecting commerce. Violations of the FTC Act, such as failure to have substantiation for product claims, would subject us to a variety of enforcement actions, including compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, and restitution. Violations of FTC enforcement orders can result in substantial fines or other penalties.

FOREIGN REGULATION. Outside the United States, our ability to market our products will also depend on receiving marketing authorizations from the appropriate regulatory authorities. The foreign regulatory approval process includes all of the risks associated with FDA procedures described above. The requirements governing the conduct of clinical trials and marketing authorization vary widely from country to country.

INTELLECTUAL PROPERTY

Patents, trademarks and trade secrets are essential to the profitability of our products, and our company policy is to pursue intellectual property protection aggressively for all our products. We have 2 patents for our BAFI(TM) product line. We have a total of 4 trademarks for our products. We currently have U.S. trademark applications on file for OxyView and Pure Produce and a U.S. patent pending for OxyView. A summary of our issued patents and trademarks is provided as follows:

TRADEMARKS

1. Mark      OXYALERT (Block letters)

Ser./App. No. 78-609846

Int'l Class 9 - Electrical and Scientific Apparatus Goods/Services

ELECTRONIC MONITORING AND ALARM SYSTEMS FOR PRESSURE LEVELS IN GAS CYLINDERS

Filing date:  April 15, 2005

2. Mark      GASALERT (Block letters)

Ser./App. No. 78-609809

Int'l Class 9 - Electrical and Scientific Apparatus Goods/Services

ELECTRONIC MONITORING AND ALARM SYSTEMS FOR PRESSURE LEVELS IN GAS CYLINDERS

Filing Date:  April 15, 2005

3. Mark      SECURE BALANCE (Block letters)

Ser./App. No. 78-570158

Int'l Class 10 - Medical Apparatus Goods/Services

MEDICAL DIAGNOSTIC EQUIPMENT FOR VESTIBULAR FUNCTION TESTING AND DYNAMIC POSTUROGRAPHY AND RELATED SOFTWARE SOLD AS A UNIT, AND INSTALLATION AND TRAINING IN THE USE THEREOF

Filing date:  February 17, 2005

4. Mark      BAFI

Ser./App. No. 75-873947

Registration No. 2406214

Int'l Class 9 - Electrical and Scientific Apparatus Goods/Services

ELECTRONIC MONITORING AND ALARM SYSTEMS FOR PRESSURE LEVELS IN GAS CYLINDERS

Filing date:  December 18, 1999

Registration date:  November 21, 2000

UNITED STATES PATENTS                 ABSTRACT

Patent No. 6,137,417                  A warning device configured for removable
                                      mounting in combination with a high
Date issued:  October 24, 2000        pressure gas cylinder and a regulator used
                                      to regulate the high pressure gas supplied
Date expires:  May 24, 2019           by the cylinder. The device compression
                                      mounts between the regulator and tank
                                      outlet on conventional portable oxygen and gas supply systems using a specially configured manifold.

                                      The device features one or a combination of alarms, from a group including audio, visual, electronic and remotely transmitted alarms.

                                      These alarms are activated by a pressure switch monitoring the remaining supply in the gas cylinder through a conduit in the manifold.

                                      The alarm signal from the device alerts
                                      the user, or a third party monitoring the user, of current tank pressure or will sound an alarm when remaining high pressure gas inside the gas cylinder drops below a predetermined level.

Patent No. 6,326,896 B1               A warning device configured for removable
                                      mounting in combination with a high
Date issued: December 4, 2001         pressure gas cylinder and a regulator used
                                      to regulate the high pressure gas supplied
Date expires:  October 24, 2020       by the cylinder.

                                      The device compression mounts between the regulator and tank outlet on conventional portable oxygen and gas supply systems using a specially configured manifold.

                                      The device features one or a combination of alarms, from a group including audio, visual, electronic and remotely transmitted alarms.

                                      These alarms are activated by a pressure switch monitoring the remaining supply in the gas cylinder through a conduit in the manifold.

                                      The alarm signal from the device alerts
                                      the user, or a third party monitoring the user, of current tank pressure or will sound an alarm when remaining high pressure gas inside the gas cylinder drops below a predetermined level.

MANUFACTURING

We do not manufacture our products in-house. We have or will have contracts for the manufacture of our products (depending on the product).

PURE PRODUCE - A DEVELOPING LINE OF PRODUCTS

We have an agreement in place with AgroWorx, Inc. ("AgroWorx"), a company affiliated with one of our directors. This agreement relates to Pure Produce, a line of plant products. We plan to work in concert with AgroWorx to develop production facilities and market the products grown therein.

If funded, the Pure Produce facilities will be designed to offer vegetable growth efficiency, without pesticides. The Agro-facility will offer what we believe to be the most efficient use of water and energy conservation technologically available to us.

The Pure Produce concept is a continuing research & development program currently under design. This program uses hydroponics (plants grown in water) and aeroponic (plants whose roots are exposed in the air) technology to grow various plants and herbs without the use of soil, fertilizer and pesticides/fungicides. The Company anticipates entering the nutriceutical (edible plants) and pharmaceutical markets over the next two years. If we are able to complete our contemplated public stock registration this fiscal year, the amount of funding anticipated for the project is as much as $2 million to construct and operate one Pure Produce facility.

Growing produce in this manner is done in high density groupings, with little or need for traditional, expensive farm machinery (such as large tractors and harvesting equipment). The plants are grown "aeroponically," meaning that the roots are suspended in air to receive their nutrition and other care; or are grown in water. There is no need to pay for and apply chemicals (pesticides and fungicides) during the growing process. There is no need to pre-condition the growing soil (since the plants aren't grown in dirt) with fertilizers, nutrients and pesticides. The facilities are in-door, so the grower does not have concerns about adverse climatic and environmental conditions. The market for the produce is intended to be local, cutting down on storage and shipping costs.

The main competitive advantage of the facilities, if operational, will be to deliver off-season, high profit margin gourmet vegetables, herbs and edible flowers. The produce grown can be customized for local consumption. We believe our customers will include grocery stores, restaurants, local "farmers' markets," and other direct-to-consumer outlets. The facilities can also be utilized to grow medicinal herbal supplements and host plants for the growth of pharmaceuticals.

The facilities themselves will be built with traditional construction methods and designed for multiple uses (the better for re-sale and appraisal purposes). Our prototype building design will be about for about 12,000 square feet, with room for delivery truck and staff parking, on a minimum half acre of land (up to 2 acres if we build a larger facility, perhaps double the size of our prototype).

There are three main markets for aeroponically and hydroponically grown plants (also referred by some industry sources as molecular farming); food plants, herbal supplements and as hosts for pharmaceuticals (drugs and supplements).

The USDA, in a 1998 study, stated that consumers paid $561 billion for domestically produced food products in 1997. The cost of marketing these products alone, transportation, processing and distribution, consisted of $441 billion of this figure. If operational, Pure Produce facilities will be located within major population centers, with an eye toward reducing the produce/plant marketing costs considerably and growing produce favored by the local populace.

The Ministry of Agriculture, Food and Rural Development ("AAFRD") of Alberta, Canada, published a major study on global medicinal herbal supplements in June of 2004. The study states that the global worldwide market for herbal supplements was $12.72 billion in 2002. Sales were just under $3 billion in the United States in 2002. The study projects sales of $3.7 billion in the U.S. by 2010 and $17.34 billion worldwide. The most frequently grown medicinal herbs are roseroot, echinacea, stinging nettle, milk thistle, fenugreek, black cohosh, astragalus, and bear root or alpine sweet vetch; all of which are potential crops to be grown in Pure Produce facilities.

The pharmaceutical application of Pure Produce involves the growing of tubers and other plants and using these plants as hosts to grow cultures that are later manufactured into drugs and supplements. This is a new industry. In general, molecularfarming.com predicts that "molecular farming" in all its applications could be a $100 billion business worldwide by the year 2020. We will be watching developments in this area if we are able to bring our first planned Pure Produce facility on line and will enter into this marketplace if feasible and if the opportunity arises.

                             DESCRIPTION OF PROPERTY

We do not own real property.

We lease approximately 1000 square feet of office space in Yucaipa, California at a current rental rate of approximately $775 per month. This written lease expires on April 1, 2008. We also rent, on an oral month-to-month basis, a portion of Scott R. Sand's personal residence as a second office for Mr. Sand and for storage space. The rental on this facility is $1400 per month for about 1200 square feet of office and storage space. These facilities are adequate for our current requirements.

We own personal property, namely the component parts for the manufacturing molds for OxyView. Currently, we have expended and/or budgeted a total of $260,000 for the manufacturing molds.

                                LEGAL PROCEEDINGS

We are not currently a party to any material pending litigation or other material legal proceeding. We may from time to time become a party to legal proceedings arising in the ordinary course of our business.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages as of management, and business experience of the directors, executive officers and certain other significant employees of our company. Our directors hold their offices for a term of one year or until their successors are elected and qualified. Our officers serve at the discretion of the Board of Directors. Each officer devotes as much of his working time to our business as is required.

NAME                    AGE       POSITION HELD
----                    ---       ------------------------

Scott R. Sand           46        Chairman, Chief Executive Officer and Director

Thomas J. Neavitt       74        Secretary and Chief Financial Officer

Yong Sin Khoo           42        Director

Christopher A. Wirth    50        Director

Curt A. Miedema         47        Director

Stephen O'Hara, MD      53        Director

John J. Finazzo, MD     41        Director

OUR OFFICERS AND DIRECTORS:

SCOTT SAND, CEO & CHAIRMAN: Scott Sand has a diversity of experience in the health care industry both domestic and abroad which spans more than 25 years. His contributions and accomplishments have been published in the Los Angeles Times and the Sacramento Tribune. He has been the recipient of recognition awards by high honored factions such as the United States Congress and the State Assembly, receiving the highest Commendation in the County of Los Angeles for his contributions to health care. Mr. Sand served as the CEO of Medcentrex, Inc. for 10 years in the 1990's, a medical service provider to more than 600 physicians nationwide. He served as the Director of Sales & Marketing for Eye Dynamics, Inc. for 7 years, a public company and manufacture of Video ENG systems; assisting in their technology upgrades and design for VNG and increasing their sales each quarter during that time. He resigned from Eye Dynamics, Inc. to accept the full-time position as CEO & Chairman of Ingen Technologies, Inc. in 2004. Mr. Sand received a Bachelor of Science Degree in Computer Science from California State University and a MBA from California State University.

THOMAS J. NEAVITT, SECRETARY AND CHAIRMAN: Thomas J. Neavitt has held a variety of executive level positions for product and service based corporations over the last 40 years. Mr. Neavitt's experience includes finance, marketing, business development, sales, and collections. Additionally, Mr. Neavitt has experience in real estate as both a broker and developer. Mr. Neavitt served in the U.S. Navy. Mr. Neavitt left the Navy and became President and CEO of Penn-Akron Corporation and its wholly owned subsidiary Eagle Lock Corporation. He was instrumental in the successful acquisition of this company. Mr. Neavitt also served as President of TR-3 Chemical Corporation for nearly 20 years who sold products throughout the U.S. and some foreign countries. Tom now serves as a consultant to various corporations throughout the country. Mr. Neavitt has been President of AmTech Corporation, which manufactures stabilizing systems, for the past 5 years.

YONG SIN KHOO, DIRECTOR: Yong Sin Khoo lives in Singapore. He worked as an engineer for 12 years and a further 5 years in managing a portfolio of business assets. He has extensive experience as a logistics systems engineer in the military and retail engineering with the oil major, Shell. In addition, he has significant experience in the area of mergers & acquisitions. In 1984, he was awarded a scholarship by the Singapore government to pursue electrical engineering at the University of Queensland, Australia. In the area of information technology, he was responsible for managing Shell Singapore's y2k project for the marketing function. Another IT pioneering effort was the use of artificial intelligence to develop diagnostic tools for maintenance support for the Army's radar systems. His current business interests are focused in the areas of biomedical and environmental technologies. He has a Bachelor's Degree in Electrical Engineering from the University of Queensland.

CHRISTOPHER A. WIRTH, DIRECTOR: Christopher A. Wirth has over 20 years of business consulting, finance, construction and real estate development experience. He brings a working knowledge of finance and the mechanics of syndication's, construction planning and startup business expansion skills. Mr. Wirth has knowledge and experience in SEC, HUD, SBA, USDA, banking and businesses. He attended San Bernardino Valley College and takes continuing education courses. He continues to consult to environmental and renewable energy firms, and has worked as a HUD YouthBuild construction instructor. Mr. Wirth has previous medical background training through his service in the U.S. Navy, from 1973 to 1977, as a Hospital Corpsman. Mr. Wirth has been a director and spokes person for AgriHouse an urban agricultural technology company, since 2000.

CURT A. MIEDEMA, DIRECTOR. For the last 5 years, Mr. Miedema has been self-employed with his own investment company called Miedema Investments. Mr. Miedema graduated from Unity Christian High School in 1975 and attended Davenport College for 1 year thereafter.

STEPHEN O'HARA, MD, DIRECTOR. The Consumer's Research Council of America, an independent organization based in Washington, D.C. recently ranked Dr. Stephen O'Hara among the top two percent of clinical neurologists nationwide. He attended Stanford University and graduated in 1975 with a Bachelor's of Science degree in biology and performed honors research in the laboratory of Dr. Donald Kennedy, who subsequently served as President of Stanford University. Dr. O'Hara obtained his M.D. from Northwestern University in 1979, where he became president of the Northwestern chapter of the American Medical Student Association, then proceeded to complete his residency in neurology at UCLA in 1983. Dr. O'Hara is board-certified in neurology through the American Board of Psychiatry and Neurology. Since completing his residency, Dr. O'Hara has continued to teach the residents in the neurology program at UCLA while maintaining a private practice in Century City, California for the past 16 years with an emphasis on geriatric neurology and disorders of balance.

JOHN J. FINAZZO, MD, DIRECTOR. Dr. Finazzo graduated from the University of California, Riverside in 1986 with a degree in Bio-Medical Sciences. He received his MD degree from the UCLA School of Medicine in 1989. He completed a two-year Surgical Internship at UCLA Center for Health Science in 1991. He then completed residency in Otolaryngology - Head and Neck Surgery at the State University of New York Health Science Center, Brooklyn in 1995. He is Board Certified in Otolaryngology (since 1996). Dr. Finazzo has been in private practice in the Palm Springs area for eight years. He is also on the surgical staffs at the Desert Regional Medical Center, the John F. Kennedy Medical Center and the Eisenhower Medical Center. Dr. Finazzo is also Section Chief - Division of Otolaryngology at Eisenhower Medical Center. He resides in Palm Springs with his wife of 15 years. He is active in clinical research for the treatment of acute sinusitis.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Our Directors are paid $500 for each Directors meeting that is actually held (as opposed to actions taken by our Board of Directors by Resolution and Waiver of Notice and Consent to Action Taken at a special Board of Directors' meeting). Our Directors were each paid $500 in fiscal year 2005.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the annual and other compensation paid by our company to Scott R. Sand, the only member of our management paid monthly compensation since our merger in March of 2004. Mr. Sand's compensation is $150,000 per year, however, $90,000 per year of that (or more if cash on hand has been low) is not paid and is accrued. Mr. Sand continues to draw $5000 monthly in fiscal year 2006.

                                   Summary Compensation Table (1)
                                   ------------------------------

                                                                                               Long-Term
                                                              Annual Compensation             Compensation
                                                              -------------------             ------------
                                                                                               Securities
Name and Principal Position                   Year         Draw                Bonus        Underlying Options
---------------------------                   ----         ----                -----        ------------------
Scott R. Sand, Chairman and Chief             2005        $60,000               -0-                -0-
    Executive Officer (2)                     2004          -0-                 -0-

(1) The columns for "Other Annual Compensation," "Restricted Stock Awards," "LTIP Payouts" and "All Other Compensation" have been omitted because there is no compensation required to be reported.

(2) We do not have a written employment agreement with Mr. Sand and he does not have any options or warrants to purchase our stock. There are no management incentive or bonus plans in place.

There were no options granted to executive officers or directors during fiscal year 2005 or so far in fiscal year 2006. We do not have any stock appreciation rights plans in effect and we have no long-term incentive plans, as those terms are defined in SEC regulations. We have no defined benefit or actuarial plans covering any named executive officer.

                   CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our certified public accountants with respect to accounting practices or procedures or financial disclosure.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock trades on the "Pink Sheets." The following table was supplied to us by Pink Sheets management and sets forth the high and low prices for our common stock as reported from June 1, 2005 to March 27, 2006 and from June of 2003 to May 31 of 2005 (our last two fiscal years). The quotations reflect inter-dealer prices and may not reflect adjustments for retail markups, markdowns, or commissions and may not reflect actual transactions.

Although our common stock is quoted on the Pink Sheets, it has traded sporadically with no significant volume. Consequently, the information provided below may not be indicative of our common stock price under different conditions.

We reverse split our common stock 40 into 1 in late 2005. The last day of trading before the reverse split was effective was December 5, 2005. The first day of trading after the reverse split was December 8, 2005. These dates are reflected in the table below.


TRADING INFORMATION AS REPORTED BY THE NATIONAL ASSOCIATION OF SECURITIES DEALERS COMPOSITE FEED OR OTHER QUALIFIED INTER-DEALER QUOTATION MEDIUM. THE PRIMARY STOCK MARKET LISTING IS NOTED.

ISSUE: INGEN TECHNOLOGIES, INC.             ( GA. )                       COMMON
( FORMERLY: CREATIVE RECYCLING TECHNOLOGIES, INC. )
--------------------------------------------------------------------------------

NON-NASDAQ OTC:

BID QUOTATIONS

                                                   CLOSING BID
2003                       HIGH                                           LOW
----                       --------------------------------------------------

JUNE 2
THRU                       .008                                          .002
AUG. 29

SEPT. 2
THRU                       .005                                          .005
NOV. 28

DEC. 1
THRU                       .285                                          .005
FEB. 27, 2004

2004
----

MAR. 1
THRU                       .27                                           .06
MAY 28

JUNE 1
THRU                       .125                                          .06
AUG. 31

SEPT. 1
THRU                       .0775                                         .037
NOV. 30

DEC. 1
THRU                       .046                                          .016
FEB. 28, 2005

2005
----

MAR. 1
THRU                       .021                                          .0051
MAY 31

JUNE 1
THRU                       .041                                          .0026
AUG. 31

SEPT 1
THRU                       .055                                          .0034
NOV. 30

DEC. 1
THRU                       .0045                                         .0027
Dec. 5
(last day of
Trading before
Reverse split)

Dec. 8
(first day of              .12                                           .06
Trading after
Reverse split)

DEC. 9
THRU                       .44                                           .065
March 27, 2006


Shareholders of Record

On April 3, 2006, there were 592 shareholders of record of our common stock and 2 preferred shareholders. This number does not include beneficial owners of the common stock whose shares may be held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividend Policy

     Historically, we have not paid dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

EQUITY COMPENSATION PLAN INFORMATION

We do not have any equity compensation plans in effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON SHARES

The following table sets forth certain information regarding the ownership of our common stock as of April 3, 2006, by: (i) each director; (ii) each person who is known to us to be the beneficial owner of more than five percent of our outstanding common stock; (iii) each of our executive officers named in the Summary Compensation Table; and (iv) all our current executive officers and directors of as a group. Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.

Name and Address of                  Number of Shares
Beneficial Owner (1)              Beneficially Owned (2)   Percent of Class (2)
--------------------              ----------------------   --------------------

Scott R. Sand                           325,000                  1.44%

Thomas Neavitt                          218,750*                 0.97%

Yong Sin Khoo                           105,000*                 0.46%

Christopher A. Wirth                    130,000*                 0.57%

Curt A. Miedema                         121,250*                 0.54%

Stephen O'Hara, MD                      115,000*                 0.51%

John Finazzo, MD                        100,000*                 0.44%
-------------------------------------------------------------------------------

All officers and directors as a
 group (7 in number)                    1,115,000                4.92%
-------------------------------------------------------------------------------
Jeffrey Gleckman                        2,000,000                8.83%
25438 Verne Court
Stevenson Ranch, CA 91381

CEDE & CO or Depository Trust  (3)      11,469,353               50.66%
55 Water St
First Sub-Level
New York, NY 10004
-------------------------------------------------------------------------------

* Less than one percent.

(1) The address for each management beneficial owner is 35193 Avenue "A", Suite-C Yucaipa, California 92399.

(2) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are rounded off and are based on 22,639,610 shares outstanding on April 3, 2006, adjusted as required by rules promulgated by the Commission.

(3) CEDE & CO or Depository Trust holds common share certificates for many Ingen shareholders, none of whom, to our knowledge, own 5% or more of our outstanding shares.

CLASS A PREFERRED SHARES

The following table sets forth certain information regarding the ownership of our Class A Preferred Shares as of April 3, 2006, by: (i) each director; (ii) each person who is known to us to be the beneficial owner of more than five percent of our outstanding preferred stock; (iii) each of our executive officers named in the Summary Compensation Table; and (iv) all our current executive officers and directors of as a group. Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.

As contained in our Amended and Restated Articles of Incorporation (filed on or about December 28, 2005 with the Georgia Secretary of State), Class A Preferred Shares have a liquidation preference. These shares vote on a one preferred share to one common share basis. These shares are convertible into common shares on a one preferred to one common share basis. The procedure for convertability is explained in Note 9 to our reviewed financial statements for the period ending February 28, 2006 and also in Note 13 of the audited financial statements for fiscal years 2004 and 2005 (as contained below). There are 40,000,000 shares of preferred stock authorized by our Amended and Restated Articles.

Name and Address of                  Number of Shares
Beneficial Owner (1)               Beneficially Owned (2)   Percent of Class (2)
--------------------               ----------------------   --------------------

Jeffrey Gleckman                         2,000,000                 20%

Scott R. Sand, CEO & Chairman            8,018,183                 80%
--------------------------------------------------------------------------------

All officers and directors as a
 group (1 in number; Mr. Sand)           8,018,183                 80%
--------------------------------------------------------------------------------

(1) The address for Mr. Sand is 35193 Avenue "A", Suite-C, Yucaipa, California 92399. The address for Mr. Gleckman is contained in the Common Shareholders section above.

(2) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,018,183 preferred Class A shares outstanding on April 3, 2006, which may have been adjusted as required by rules promulgated by the Commission.

                              SELLING SHAREHOLDERS

The following table lists certain information with respect to the selling Shareholders as follows: (i) each selling shareholder's name, (ii) the number of outstanding shares of common stock beneficially owned by the selling Shareholders prior to this offering; (iii) the number of shares of common stock to be beneficially owned by each selling shareholder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each selling shareholder; and (iv) if one percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling shareholder or after the completion of this offering (assuming the sale of all of the shares of common stock offered by each selling shareholder). None of the selling shareholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years except as shareholders.

The selling shareholders may sell all, or none of their shares in this offering. See "Plan of Distribution." The table contains figures that reflect our 40 into 1 reverse common stock split of late 2005.

                                                                                           Shares Owned After
                                           Shares Beneficially     Offered Pursuant to      this Offering (3)
         Name                            Owned Prior to Offering     this Prospectus        Number   Percent
------------------------------------    ------------------------   -------------------     ------------------
Salvatore Amato
4 Debbie Court
Manalapan, NJ 07726                            833,333                  833,333 (1)           0          *

Richard O. Weed                                986,805                  986,805 (1)           0          *
Weed & Co. LLP
c/o 4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660

Richard O. Weed                                0 (2)                    2,100,000             0          *
c/o Weed & Co. LLP
4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660

Jeffrey Gleckman                               2,000,000                2,000,000 (1)         0          *
25438 Verne Court
Stevenson Ranch, CA 91381

Xcel Associates, Inc.                          833,333                  833,333 (1)           0          *
224 Middle Rd.
Hazlet, NJ 07730

TOTAL SHARES OFFERED                                                    6,753,471

     * less than 1%.

     (1) Includes restricted shares with piggy-back registration rights purchased from the company in private transactions.

     (2) Mr. Weed has options for 2,100,000 shares of restricted common stock with piggy-back registration rights in this prospectus.

     (3) It is presumed for the purposes of this table that the selling shareholders will sell all of their shares registered in this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of February 1, 2006, our CEO and Chairman, Scott R. Sand, was owed $238,802 by the company in accrued compensation. This was down from $362,000 owed by the company to Mr. Sand as of November 30, 2005. These are amounts loaned to us or deferred compensation by Mr. Sand. There are no written loan agreements, promissory notes or debt obligations evidencing this debt and the terms of repayment to Mr. Sand. Annual interest of 6% is paid on the outstanding balance, which is due upon the availability of company funds, but no sooner than June 1, 2006. See Note 8 of the attached audited financial statements for information concerning the debt owed to Mr. Sand by the company. Mr. Sand is currently paid $60,000 per year of his $150,000 entitlement under an oral agreement with us for his work as the company CEO. As a result, our debt to Mr. Sand is accruing in a principal amount of at least $90,000 per year.

Mr. Sand sold 1,000,000 of his preferred shares to Xcel Associates, Inc. in a private transaction on or about October 14, 2005 for $40,000. These sale proceeds were deposited in the company's bank account. The amount of accrued compensation due to Mr. Sand was increased from $198,802 to $238,802 as a result of this transaction.

Christopher A. Wirth, one of our directors, and/or AgroWorx, Inc. ("AgroWorx") entered into an agreement with us on September 15, 2005 for consulting services related to Pure Produce. 300,000 shares of our restricted common shares are to be issued to Mr. Wirth or AgroWorx upon the securing of initial funding for Pure Produce. Another 500,000 restricted common shares are to be issued to Mr. Wirth or AgroWorx within 12 months of such funding. This agreement was entered into prior to the 40 into 1 reverse split of our common shares and it is unknown if the split will be applied to this contract, thereby reducing the number of common shares to 7500 and 12,500 shares, respectively. Mr. Wirth or AgroWorx is also entitled to a consulting fee of $3000 per month and 2% of the net profits of Pure Produce.

Another of our directors, Yong Sin Khoo, of Singapore, entered into an agreement with us on October 15, 2004 in which he is to be paid as a finder for securing off-shore investment. This includes consultants, lenders and investors. He is entitled to a 5% placement fee of any such equity or debt funding placed. 5% of this amount is to be issued in Ingen restricted common shares.

Stephen O'Hara, MD, an Ingen director, signed a contract with us on May 1, 2005, to serve on our Medical Advisory Board. This Board consists of 3 physicians and a PhD and has been utilized by our management to help with a couple of tasks so far (as mentioned in the "Description of Business" section). We issued 250,000 restricted common shares to Dr. O'Hara as provided in this agreement. After our reverse split of common shares, this number was reduced to 6250 shares. He is to be paid $500 an hour for any work done under the agreement. Dr. O'Hara also signed an agreement with us dated September 21, 2005 in which we agreed to pay him 500,000 restricted common shares for him to be appointed to our Board of Directors. The agreement provides that he is to serve in this capacity until the next regularly scheduled annual shareholders' meeting on or about March 15, 2006. These shares were reduced to 12,500 after our reverse split. Dr. O'Hara is also to be paid $500 for each board meeting he attends or equiva lent work done as a board member. To date, Dr. O'Hara has been paid $500 in this capacity.

Bob Sand, Scott Sand's father, signed an agreement with us dated January 1, 2005. This is for assisting us in marketing Secure Balance to physicians. Mr. Sand was issued 100,000 shares of our restricted common stock (since reduced to 2500 shares after our reverse split of common shares). He is also entitled to be paid $2000 for each VNG system he sells and $1000 for each therapy system. To date, Mr. Sand has been not been paid cash for services under this agreement.

Jeffrey Gleckman signed an investment contract with us on February 28, 2006 for the purchase of 1,000,000 restricted common shares. These shares are being registered in this prospectus. The purchase price was $150,000 ($0.15 per share). He signed a second investment contract with us on March 17, 2006 purchasing another 1,000,000 restricted common shares for $120,000 ($0.12 per share). These shares are being registered in this prospectus. Mr. Gleckman owns 20% of our issued preferred shares (2,000,000 preferred shares). He owns approximately 8.83% of our issued common shares. In or around March of 2006, Mr. Gleckman converted 2,433,334 preferred shares to common shares and sold them in private transactions to shareholders holding less than 5% of our issued common shares.


                            DESCRIPTION OF SECURITIES

     The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share and 40,000,000 preferred shares, no par value per share. As of April 3, 2006, there were 22,639,610 shares of common stock issued and outstanding and 10,018,183 Class A preferred shares issued and outstanding. Only common stock is offered in this prospectus.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock(there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

Preferred Stock

All of our authorized preferred shares are Class A preferred shares. Class A preferred shareholders have a priority over common stockholders upon liquidation, dissolution or winding up. Class A preferred shareholders are entitled to vote on all matters upon which common shareholders can vote, with one vote per share. Preferred shares are not entitled to dividends. Class A preferred shares may be converted into our common shares on a one-to-one basis. Holders of preferred stock have no preemptive, subscription or redemption rights. The outstanding shares of preferred stock are fully paid and non-assessable.

Transfer Agent and Registrar

     The transfer agent and registrar for our stock is Executive Registrar and Transfer, Inc., 3615 S Huron St., Suite 104, Englewood, CO 80110.

                              PLAN OF DISTRIBUTION

SHARES THE COMPANY WILL ATTEMPT TO SELL

The 25,000,000 common shares available from the company to the public hereby will be sold by our management and by JPC Capital Partners, Inc., on a (non-exclusive) best efforts basis. Our management will not be paid fees or commissions for securities sales.

Principals of JPC Capital Partners, Inc. ("JPC"), a registered broker-dealer, are "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

Our selling agreement with JPC includes the payment of a commission of 10% of all common stock sales generated by JPC. If JPC sells all the common shares available to the public hereby, it will earn commissions totaling $500,000. In addition, JPC is entitled to receive warrants for common stock with registration rights as follows (excerpt from the selling agreement):

"The Company shall also issue, within ten days of the closing of each financing completed as a direct result of the Agent Services under this Agreement, to the Agent ten percent (10%), five-year non-callable warrants ("Warrants") at a strike price and with registration rights equal to the strike price and registration rights of the warrants issued to purchasers procured by the Agent.

     5. Registration Rights. If at any time prior to the expiration of the three-year period beginning on the date the Warrants are issued, and when there is no effective registration statement covering the shares of common stock underlying the Warrants (the "Registrable Securities"), the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of 1933 of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to Agent written notice of the Company's intention to file a Registration Statement and, if within ten (10) days after receipt of such notice, Agent shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registered Securities, Agent requests to be registered at the Company's cost and expense."

THE SELLING SHAREHOLDERS

The selling shareholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders may sell the common stock by one or more of the following methods, without limitation:

     o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

     o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

     o    Privately negotiated transactions;

     o    In connection with short sales of company shares;

     o Through the distribution of common stock by any selling shareholder to its partners, members or shareholders;

     o    By pledge to secure debts of other obligations;

     o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

     o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

     o    In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling shareholders may also transfer the common stock by gift. We do not know of any arrangements by the selling shareholders for the sale of any of the common stock.

The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling shareholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder's shares will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling shareholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders' shares, for whom they may act(which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling shareholder can presently estimate the amount of any such compensation.

The selling shareholders and any other underwriters, brokers, dealers or agents that participate in the distribution of the common stock may also be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling shareholder is deemed to be an underwriter, the selling shareholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling shareholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling shareholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act.

A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling shareholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling shareholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling shareholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We cannot assure you that the selling shareholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling shareholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                  LEGAL MATTERS

     The validity of the common stock has been passed upon by Peter J. Wilke, Esq., our General Counsel, of Manhattan Beach, California. Mr. Wilke signed a contract with us on January 30, 2006 in which his family limited liability company, Wilke LLC, is entitled to an option to purchase 954,545 of our restricted preferred Class A shares. The option period is 5 years. The option price is $0.11 per share.

                                     EXPERTS

     The financial statements included in the prospectus have been audited by Spector & Wong P.C., independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein. We are relying upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement, as well as periodic reporting as filed on EDGAR as described in this prospectus. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us.

     In addition, we have the power, by our by-laws or in any resolution of our shareholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                            INGEN TECHNOLOGIES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                      INDEX

                                                                      Page

Audited Financial Statements and Notes:
     Spector & Wong, P.C. - Year Ended May 31, 2004                   F-1
     Spector & Wong, P.C. - Year Ended May 31, 2005                   F-1

Reviewed interim Financial Statements and notes
     Quarter ended February 28, 2006                                  F-13

                            INGEN TECHNOLOGIES, INC.

                                  AUDIT REPORT

                              FOR THE YEARS ENDED
                             MAY 31, 2005 AND 2004

HAROLD Y. SPECTOR, CPA          SPECTOR & WONG, LLP         80 SOUTH LAKE AVENUE
CAROL S. WONG, CPA          Certified Public Accountants    SUITE  723
                                  (888) 584-5577            PASADENA, CA 91101
                               FAX (626) 584-6447


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Board of Directors and stockholders of Ingen Technologies Inc.


We have audited the accompanying consolidated balance sheets of Ingen Technologies Inc. and subsidiary, as of May 31, 2005 and 2004, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of Ingen Technologies Inc. and subsidiary as of May 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note
3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Harold Spector, CPA

Spector and Wong, LLP
Pasadena, California
November 2, 2005

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

BALANCE SHEET
-------------------------------------------------------------------------------------------


AS OF MAY 31,                                                      2005            2004
                                                                 -----------    -----------

                                             ASSETS
Current Assets
   Cash                                                          $    17,727    $    34,553
                                                                 -----------    -----------
      Total current assets                                            17,727         34,553
                                                                 -----------    -----------

Property and equipment, net of accumulated depreciation
   of $80,411 and $62,414 for 2005 and 2004, respectively             24,927         35,424

Other assets
   Patents, net of accumulated amortization of  $36 and
       $9,964 for 2005 and 2004, respectively                             --         16,941
                                                                 -----------    -----------
      Total other assets                                                  --         16,941
                                                                 -----------    -----------

    TOTAL ASSETS                                                 $    42,654    $    86,918
                                                                 ===========    ===========

                             LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accounts payable                                               $        --    $    20,000
  Accrued expenses                                                   386,530        473,160
  Litigation reserve                                                 143,500        143,500
                                                                 -----------    -----------
    Total current liabilities                                        530,030        636,660
                                                                 -----------    -----------

Long-term Liabilities
  Notes Payable                                                       25,000         25,000
  Officers' loans                                                    102,802        276,181
                                                                 -----------    -----------
    Total long-term liabilities                                      127,802        301,181
                                                                 -----------    -----------

Stockholders' deficit
  Preferred stock, no par value, 37,000,000 authorized
     shares, issued and outstanding 36,900,000 and zero
     for 2005 and 2004, respectively                                 369,000             --
  Series A preferred stock, no par value, 3,000,000 authorized shares, issued and outstanding 3,000,000 and zero
     for 2005 and 2004, respectively                                  30,000             --
  Common stock, no par value, authorized 500,000,000 shares;
     issued and outstanding 127,287,593 and 12,864,593
     for 2005 and 2004,  respectively                              5,551,213      5,407,213
  Accumulated deficit                                             (6,565,391)    (6,258,136)
                                                                 -----------    -----------
    Total stockholders deficit                                      (615,178)      (850,923)
                                                                 -----------    -----------

    TOTAL LIABILITIES AND STOCKHOLDERS'  DEFICIT                 $    42,654    $    86,918
                                                                 ===========    ===========


See notes to financial statements

                                      F-2

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------


FOR THE YEARS ENDED MAY 31,                           2005              2004
                                                   ------------    ------------
Sales                                              $    794,314    $    901,542

Cost of sales                                           296,565         491,033
                                                   ------------    ------------

  GROSS PROFIT                                          497,749         410,509

Selling, general and administrative expenses            770,692       1,338,488
Amortization of intangible assets                            36           9,964
Impairment loss                                          16,905              --
                                                   ------------    ------------

  OPERATING LOSS                                       (289,884)       (937,943)
                                                   ------------    ------------

Other (expenses):
  Interest Expenses                                     (16,571)        (12,358)
                                                   ------------    ------------

   NET LOSS BEFORE TAXES                               (306,455)       (950,301)

Provision for income taxes                                  800             800
                                                   ------------    ------------

NET LOSS                                           $   (307,255)   $   (951,101)
                                                   ============    ============

Basic and diluted net loss per share               $      (0.00)   $      (0.06)
                                                   ============    ============

Weighted average number of common shares             88,212,343      15,011,003


See notes to financial statements

                                      F-3

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
------------------------------------------------------------------------------------------------------------------------------------


                          Preferred Stock         Series A Preferred Stock         Common Stock
                      ------------------------     -----------------------   -------------------------   Accumulated
                        Shares       Amount          Shares       Amount        Shares        Amount       Deficit         Total
                      ----------   -----------     ---------   -----------   -----------   -----------   -----------    -----------
Balance at May
  31, 2003                    --            --            --            --       776,000   $     7,760   $  (539,235)   $  (531,475)
                      ----------   -----------     ---------   -----------   -----------   -----------   -----------    -----------

Conversion to
  accrual from
  cash                        --            --            --            --            --            --    (4,767,800)    (4,767,800)

Issuance of
  common stock for
  Compensation
  expense                     --            --            --            --    12,088,593     5,399,453            --      5,399,453

Net loss                      --            --            --            --            --            --      (951,101)      (951,101)
                      ----------   -----------     ---------   -----------   -----------   -----------   -----------    -----------
Balance at May
  31, 2004                    --            --            --            --    12,864,593   $ 5,407,213   $(6,258,136)   $  (850,923)
                      ----------   -----------     ---------   -----------   -----------   -----------   -----------    -----------

Issuance of
  preferred stock
  Compensation
  expense             36,900,000   $   369,000     3,000,000   $    30,000            --            --            --        369,000

Issuance of
  common stock                --            --            --            --   114,423,000       144,000            --        144,000

Net loss                      --            --            --            --            --            --      (307,255)      (307,255)
                      ----------   -----------     ---------   -----------   -----------   -----------   -----------    -----------
BALANCE AT MAY
  31, 2005            36,900,000   $   369,000     3,000,000   $    30,000   127,287,593   $ 5,551,213   $(6,565,391)   $  (645,178)
                      ==========   ===========     =========   ===========   ===========   ===========   ===========    ===========

See notes to financial statements

                                                              F-4

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------


FOR THE YEARS ENDED MAY 31,                                2005          2004
                                                         ---------    ---------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net Loss                                               $(307,255)   $(951,101)
  Adjustments to Reconcile Net Loss to
   Net Cash Used in Operations:
     Stock Issued for Services                             399,000      309,412
     Depreciation and Amortization                          10,533        2,408
     Patents, Net                                               --        2,094
     Loss on impairment of patents                          16,905           --
  Increase (Decrease) in:
     Accounts Payable                                      (20,000)      20,000
     Accrued Expenses                                      (86,630)     473,160
     Litigation reserve                                         --      143,500
                                                         ---------    ---------
  NET CASH PROVIDED (USED) IN OPERATING ACTIVITIES          12,553         (527)
                                                         ---------    ---------

CASH FLOW FROM INVESTING ACTIVITIES
                                                         ---------    ---------
  NET CASH USED IN INVESTING ACTIVITIES                         --           --
                                                         ---------    ---------

CASH FLOW FROM FINANCING ACTIVITIES:
  Repayment for Officer's loan                            (173,379)     (33,649)
  Proceeds from Issuance of Common Stock                   144,000       50,000
                                                         ---------    ---------
  NET CASH FLOW PROVIDED (USED) BY FINANCING ACTIVITIES    (29,379)      16,351
                                                         ---------    ---------

    NET INCREASE (DECREASE) INCREASE IN CASH               (16,826)      15,824

Cash Balance at Beginning of Period                         34,553       18,729
                                                         ---------    ---------

CASH BALANCE AT END OF PERIOD                            $  17,727    $  34,553
                                                         =========    =========

Supplemental Disclosures of Cash Flow Information
     Interest Paid                                       $      --    $      --
     Taxes Paid                                          $     800    $   1,437

See notes to financial statements

                                      F-5

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS

Ingen Technologies, Inc., (formerly known as Creative Recycling Technologies Inc., the "Company" or "Ingen Technologies"), is a Public Company trading on the Pink Sheets under: IGTN. Ingen Technologies is a growth-oriented technology company that offers a diverse and progressive services and products.

Ingen Technologies, Inc., is a Georgia corporation ("IGTN") and owns 100% of the capital stock of Ingen Technologies, Inc. a Nevada corporation and it has been in business since 1999.

The Company's flagship product is its BAFI (TM), the world's first wireless digital low gas warning system for pressurized gas cylinders. On October 24, 2000, the BAFI (TM) received a U.S. Patent with Patent No. 6,137,417. BAFI (TM), now in its second generation, is an accurate and cost-effective, real-time pressurized gas warning system that will alert users when gas levels are approaching empty.

The BAFI (TM) line has multiple applications, inclusive but not limited to, the Medical Industry, Home Consumer, Residential Development Industry, Safety & Protection (fire and police), Aircraft Industry, and the Recreational Vehicle Industry. BAFI (TM) meets or exceeds regulatory compliance of this type of product and is completed and in production.

The Secure Balance (TM) product is a private-label product that includes a vestibular function testing system and balance therapy system available to physicians throughout the United States.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

REVENUE RECOGNITION The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is probable. In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. No provisions were established for estimated product returns and allowances based on the Company's historical experience. All orders are customized with substantial down payments. Products are released upon receipt of the remaining funds.

ACCOUNTS RECEIVABLE Management of the Company considers accounts receivable to be fully collectible, accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

NET LOSS Per Share Basic net loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share does not differ from basic net loss per share since potential shares of common stock are anti-dilutive for all periods presented.

CASH EQUIVALENTS For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS The carrying amounts of the financial instruments have been estimated by management to approximate fair value.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT Property and equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, generally 5 to 39 years. Depreciation expense for year ended May 31, 2005 and 2004 was $80,411 and $62,414, respectively.

AMORTIZATION OF PATENT Patents are stated at cost and are amortized using the straight-line method over its estimated useful, which is 15 years. Amortization expense of the Patents for the year ended May 31, 2005 and2004 was $36 and $9,964, respectively.

INCOME TAXES Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts.

NON-EMPLOYEES EQUITY TRANSACTIONS The Company accounts for stock issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123 and the Emerging Issues Task Force (EITF) Issue No. 00-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." SFAS No. 123 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Under the guidance in Issue 00-18, the measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

INCOME (LOSS) PER COMMON SHARE The Company accounts for income (loss) per share in accordance with SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires that presentation of basic and diluted earnings per share for entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Diluted net loss per common share does not differ from basic net loss per common share since potential shares of common stock from the conversion of preferred stock are anti-dilutive for the period presented.

NEW ACCOUNTING STANDARDS In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51. Interpretation 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. Interpretation 46 applies to any business enterprise, both public and private, that has a controlling interest, contractual relationship or other business relationship with a variable interest entity. The Company currently has no contractual relationship or other business relationship with a variable interest entity and therefore the adoption did not have an effect on its financial position or results of operations. However, if the Company enters into any such arrangement with a variable interest entity in the future, its financial position or results of operations may be adversely impacted.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In April 2003, the FASB issued Statement of SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of an "underlying" to conform it to the language used in FASB Interpretation No. 45, "Guarantor Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" and amends certain other existing pronouncements. The Company does not have any derivative financial instruments. The Company does not anticipate that the adoption of SFAS No. 149 will have an impact on its balance sheets or statements of operations and cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This Statement requires that certain instruments that were previously classified as equity on the Company's statement of financial position now be classified as liabilities. The Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company currently has no instruments impacted by the adoption of this statement and therefore the adoption did not have an effect on the Company's financial position, results of operations or cash flows.

In December 2003, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 amends SFAS No. 87, 88, and 106, "Employers' Accounting for Pensions," "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and "Employers' Accounting for Postretirement Benefits other than Pensions," to require additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The Company does not have any pensions and other postretirement benefits. The Company does not anticipate that the adoption of SFAS No. 132 will have material impact on its balance sheet or statements of operations and cash flows.

In December 2004, the FASB issued SFAS No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the FASB issued a revision to SFAS No. 123R, "Accounting for Stock Based Compensations." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in SFAS No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company has not yet determined the impact to its financial statements from the adoption of this statement.

In November 2004, the FASB issued SFAS No. 151, "INVENTORY COSTS -- AN AMENDMENT OF ARB NO. 43, CHAPTER 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company.

NOTE 3 - GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses and may not have enough money to grow its business in the future. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

To successfully grow the individual segments of the business, the Company must decrease its cash burn rate, improve its cash position and the revenue base of each segment, and succeed in its ability to raise additional capital through a combination of primarily public or private equity offering or strategic alliances. The Company also depends on certain important employees, and the loss of any of those employees may harm the Company's business.

The company incurred a loss of $307,255 and $951,101 for the years ended May 31, 2005 and 2004, and as of that date, had an accumulated deficit of $6,565,391 and $6,258,136, respectively.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - ACCRUED EXPENSES

Accrued expenses at May 31, 2005 and 2004 consist of:

                                                           2005           2004
                                                         --------       --------
       Accrued officer's compensation                    $356,000       $460,000
       Accrued interest expense                            28,930         12,360
       Accrued taxes                                        1,600            800
                                                         --------       --------
                Total                                    $386,530       $473,160
                                                         ========       ========

NOTE 5 - INCOME TAXES

Provision for income tax for the years ended May 31, 2005 and 2004 consisted of $800 minimum state franchise tax per year.

As of May 31, 2005 and 2004, the Company has net operating loss carryforwards, approximately, of $1,406,771 and $1,099,516, respectively, to reduce future federal and state taxable income. To the extent not utilized, the carryforwards will begin to expire through 2025. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets. A valuation allowance is recorded for the full amount of deferred tax assets of approximately $602,098and $470,593, for the years ended May 31, 2005 and 2004, respectively, which relates to these loss carryforwards, since future profits are indeterminable.

NOTE 6 - NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

                                                 May 31, 2005      MAY 31, 2004
                                                 ------------      ------------
Numerator:
  Net Loss                                       $   (307,255)     $   (951,101)
                                                 ------------      ------------
Denominator:
  Weighted Average Number of Shares                88,212,343        15,011,003
                                                 ------------      ------------

Net loss per share-Basic and Diluted             $      (0.00)     $      (0.06)

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - SEGMENT INFORMATION

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" requires that a publicly traded company must disclose information about its operating segments when it presents a complete set of financial statements. The Company has only one segment; therefore, the detail information is not presented.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company had notes payable to a related party in the amounts of $102,802 and $276,181 as of May 31, 2005 and 2004, respectively. The interest rate on the loan is 6% and due upon working capital availability, but no sooner than June 1, 2006. The related accrued interest is $28,930 and $12,360 as of May 31, 2005 and 2004, respectively.

As of May 31, 2005 and 2004, there is a note payable to a related party for the amount of $25,000 with zero interest.

As of May 31, 2005, an officer of the Company had 26,600,000 shares of unclassified preferred stock and 3,000,000 shares of Series A preferred stock as compensation.

NOTE 9 - LEASE OBLIGATION

The Company leases its corporate office under an unsecured lease agreement which expires in April 1, 2008. As of May 31, 2005, the remaining lease obligation is as follows:

                           Year Ending                  Lease
                             May 31,                 Obligation
                       ------------------------------------------
                              2006                  $      9,300
                              2007                         9,300
                              2008                         7,750
                                                    -------------
                                                    $     26,350
                                                    =============

NOTE 10 - INTANGIBLE ASSETS

The patents were impaired as of May 31, 2005, and the loss for the impairment was $16,905.

NOTE 11 - GUARANTEES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company's businesses or assets; and (ii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising our of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of May 31, 2004.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12 - PENDING LITIGATION

The pending litigation is with the previous landlord for breaking a facility lease by the Company. The management estimated and accrued a loss for $143,500 in the year ended May 31, 2004. The litigation regarding the breaking the facility lease was settled for $143,000 in August 2005.

NOTE 13 - PREFERRED STOCK

The Company is authorized to issue 40,000,000 shares of no par value preferred stock. As of May 31, 2005 and 2004, the Company had zero and 39,900,000 shares of preferred stock issued and outstanding, respectively. No dividends shall accrue or be payable on the preferred stocks. On February 2005, the Company designated 3,000,000 of the shares of preferred stock as "Series A Preferred Stock". As of May 31, 2005, all 3,000,000 shares of Series A preferred stock were issued and outstanding. The Company has the right to redeem each share of Series A preferred stock for $1; however, there is no obligation for this redemption. Each share of Series A preferred stock is entitled to vote on all matters with holders of the common stock; however, each Series A preferred stock is entitled to 15 votes. Each share of Series A preferred stock is convertible, at the option of the holder and subject to a 65 day written notice to the Company, at any time after the date of the issuance into 10 shares of common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock shall be entitle to be paid $1 per share before any payments or distribution of assets of the Company to the holders of the common stock or any other equity securities of the Company.

NOTE 14 - SUBSEQUENT EVENTS

October 31, 2005, the Company held a special shareholder meeting and approved to reduce the number of authorized common shares to 100 million, 40 to 1 reverse split of all issued common shares, and 3 to 1 reverse split of all preferred shares.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

INTERIM REVIEWED FINANCIAL STATEMENTS FOR QUARTER ENDING FEBRUARY 28, 2006

These interim financial statements have been reviewed but not audited by our auditors, Spector & Wong.

CONSOLIDATED BALANCE SHEET (UNAUDITED)
-------------------------------------------------------------------------------------------------------------

FEBRUARY 28,                                                                         2006            2005
-------------------------------------------------------------------------------------------------------------
                                    ASSETS
Current Assets
   Cash                                                                          $     66,173    $        558
   Accounts receivable
                                                                                 ------------    ------------
      Total current assets                                                             66,173             558
                                                                                 ------------    ------------

Property and Equipment, net of accumulated depreciation
   of $93,909 for 2006 and $69,14 for 2005                                             36,138          28,691

Other Assets
   Patent, net of accumulated amortization of  zero for 2006
     and $9,964 for 2005                                                                    -          16,941
                                                                                 ------------    ------------
      Total other assets                                                                    -          16,941
                                                                                 ------------    ------------

    TOTAL ASSETS                                                                 $    102,311    $     46,190
                                                                                 ============    ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
   Accounts payable                                                              $      8,800    $     20,000
   Accrued Expenses                                                                   400,555         483,429
   Litigation reserve                                                                       -         143,500
                                                                                 ------------    ------------
    Total current liabilities                                                         409,355         646,929
                                                                                 ------------    ------------

Long-term Liabilities
   Officer's loan                                                                      92,802         183,437
   Notes Payable                                                                            -          25,000
                                                                                 ------------    ------------
    Total long-term liabilities                                                        92,802         208,437
                                                                                 ------------    ------------

Stockholders' Deficit
  Preferred stock Series A, no par value, 40,000,000 authorized; issued and
    outstanding 13,451,517 for 2006 and zero for 2005                                 383,580               -
  Common stock, no par value, authorized 100,000,000 shares; issued
     and outstanding 13,867,805 for 2006 and 12,864,593 for 2005                    6,636,124       5,468,638
  Accumulated deficit                                                              (7,419,550)     (6,277,814)
                                                                                 ------------    ------------
    Total stockholders deficit                                                       (399,846)       (809,176)
                                                                                 ------------    ------------

    TOTAL LIABILITIES AND STOCKHOLDERS'  DEFICIT                                 $    102,311    $     46,190
                                                                                 ============    ============


See notes to interim unaudited consolidated financial statements

                                                      F-13

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------

                                                    FOR THE THREE MONTHS ENDED        FOR THE NINE MONTHS ENDED
                                                           FEBRUARY 28,                      FEBRUARY 28,
                                                  ------------------------------    -------------------------------
                                                       2006             2005             2006             2005
-------------------------------------------------------------------------------------------------------------------
Revenue                                           $      79,184    $     278,465    $     846,268    $     501,758

Cost of Sales                                            33,992           89,503          228,050          184,750
                                                  -------------    -------------    -------------    -------------

  GROSS PROFIT                                           45,192          188,962          618,218          317,008

Selling, General and Administrative Expenses            436,444          158,200        1,468,751          326,415
                                                  -------------    -------------    -------------    -------------

  OPERATING INCOME (LOSS)                              (391,252)          30,762         (850,533)          (9,407)
                                                  -------------    -------------    -------------    -------------

Other (Expenses):
  Interest Expenses                                        (642)          (2,752)          (2,826)          (9,471)
                                                  -------------    -------------    -------------    -------------

   NET INCOME (LOSS) BEFORE TAXES                      (391,894)          28,010         (853,359)         (18,878)

Provision for Income Taxes                                    -                -              800              800
                                                  -------------    -------------    -------------    -------------

NET INCOME (LOSS)                                 $    (391,894)   $      28,010    $    (854,159)   $     (19,678)
                                                  =============    =============    =============    =============

Basic and diluted net loss per share                    NIL              NIL              NIL              NIL
                                                  =============    =============    =============    =============

Weighted average number of common shares             13,312,249       12,864,593      267,597,919       12,864,593


See notes to interim unaudited consolidated financial statements

                                                         F-14

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
--------------------------------------------------------------------------------------------------


FOR THE NINE MONTHS ENDED FEBRUARY 28,                                       2006          2005
--------------------------------------------------------------------------------------------------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net Loss                                                             $  (854,159)   $   (19,678)
  Adjustments to Reconcile Net Loss to Net Cash Used in Operations:
    Stock Issued for Services
    Accounts receivable
    Depreciation and Amortization                                          (34,385)         6,733
    Patents, Net
  Increase (Decrease) in:
   Accounts Payable                                                          8,800              -
   Accrued Expenses                                                         14,025         10,269
   Litigation reserve                                                     (143,500)             -
                                                                       -----------    -----------
  NET CASH USED IN OPERATING ACTIVITIES                                 (1,009,219)        (2,676)
                                                                       -----------    -----------

CASH FLOW FROM INVESTING ACTIVITIES:
   Additions to fixed assets                                                23,174              -
                                                                       -----------    -----------
  NET CASH USED IN INVESTING ACTIVITIES                                     23,174              -
                                                                       -----------    -----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Net Repayments to Note Payable to Related Party                          (10,000)       (92,744)
  Repayments to Notes Payable                                              (25,000)             -
  Net Proceeds from Issuance of Preferred Stock                             40,000              -
  Net Proceeds from Issuance of Common Stock                             1,029,500         61,425
                                                                       -----------    -----------
  NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES                         1,034,500        (31,319)
                                                                       -----------    -----------

    NET INCREASE (DECREASE) INCREASE IN CASH                                48,455        (33,995)

Cash Balance at Beginning of Period                                         17,727         34,553
                                                                       -----------    -----------

CASH BALANCE AT END OF PERIOD                                          $    66,182    $       558
                                                                       ===========    ===========

Supplemental Disclosures of Cash Flow Information
   Interest paid                                                       $         -    $         -
   Taxes paid                                                          $         -    $         -

Non-cash Activity:
   Conversion of 1 Million Preferred Stocks Class A to Common Stocks   $    55,421


See notes to interim unaudited consolidated financial statements

                                                    F-15

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENT
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS

Ingen Technologies, Inc., (formerly known as Creative Recycling Technologies Inc., the "Company" or "Ingen Technologies"), is a Public Company trading under
OTC: IGTN.PK. Ingen Technologies, Inc. is a public company trading under NASDAQ OTC:IGTG, which has been in business since 1999. IGTG is a medical device manufacturer and a growth-oriented company that owns US patent(s), trademarks, and proprietary medical products. Ingen Technologies, Inc. ("Ingen" or the "Company"), a Georgia Corporation, was formed as a result of a reverse merger in March 2004 whereby Ingen became a publicly-owned company and commenced trading in the Over-The-Counter market on the Pink Sheets. Ingen (GA) is a holding company which owns or has intellectual property rights to certain proprietary devices which primarily provide diagnostic and safety features to health practitioners and patients. Operations are conducted through a 100%-owned subsidiary, Ingen Technologies, Inc. of Nevada, which has been in business since 1999 when Chairman/CEO Scott R. Sand founded it. The principal executive office is in Yucaipa, CA, northeast of Los Angeles.

The Company's flagship product is OxyAlert(TM), a second-generation design of the Company's BAFI(TM) product line. Both of these products have been issued two US Patents: Patent No. 6,137,417 issued on October 24, 2000 and Patent No. 6,326,896 issued on December 4, 2001. Both of these products are low-oxygen safety warning devices used on remote oxygen cylinders for patients, commercial aircraft, military transport, and fire and safety equipment. OxyAlert(TM) technology encompasses the use of digital sensing and RF frequency transfer so that care givers can access a hand-held remote to monitor the actual oxygen level of any oxygen cylinder at a reasonable distance.

The newest product, OxyView, has a patent pending, and is a pneumatic gauge that provides visual safety warning of oxygen flow for patients in the hospital, surgical room, outpatient therapy, nursing homes and emergency response facilities. This product enhances the safety, assurance and accuracy of patients being administered oxygen from any source. OxyView is a lightweight pneumatic gauge that is attached to the oxygen tubing just below the neck. It informs the nursing staff of the oxygen flow rate near the patient. It could quickly inform the physician or technician of any leak or inaccuracy between the delivery source and the patient.

The Secure Balance(TM) product is a private-label product that includes a vestibular function testing system and balance therapy system. The vestibular function testing system is manufactured by Interacoustics LTD. in Denmark and is referred to as the VNG. The balance therapy system is manufactured by SportKAT(R), Inc. in San Diego, California. The Secure Balance(TM) program provides equipment, education and training about balance and fall prevention to physicians and clinicians worldwide.

The Pure Produce product is a continuing research & development program currently under design. This program uses hydroponics technology to grow various plants without the use of soil, fertilizer and water consumption. The Company anticipates entering the nutriceutical and pharmaceutical markets over the next two years.

Presentation of Interim Information: The accompanying consolidated financial statements as of February 28, 2006 and 2005, for the three and nine months ended February 28, 2006 and 2005 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2005.

In the opinion of Management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of February 28, 2006 and 2005, for the three and nine months ended February 28, 2006 and 2005 have been made. The results of operations for the three and nine months ended February 28, 2006 are not necessarily indicative of the operating results for the full year.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENT
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS (continued)

Principle of Consolidation and Presentation: The accompanying consolidated financial statements include the accounts of Ingen Technologies, Inc. and its subsidiaries after elimination of all inter-company accounts and transactions. Certain prior period balances have been reclassified to conform to the current period presentation.

NOTE 2 - GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses and may not have sufficient funds to grow its business in the near future. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

Management of the Company is actively increasing marketing efforts to increase revenues. The ability of the Company to continue as a going concern is dependent on its ability to meet its financing arrangement and the success of its future operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The company incurred a loss of $854,159 and $19,678 for the nine months ended February 28, 2006 and 2005, and as of that date, had an accumulated deficit of $7,419,550 and $6,277,814, respectively.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment as of February 28, 2006 is summarized as follow:

                                                   2006          2005
                                                ----------    ----------
     Automobile                                 $    9,500    $    2,000
     Furniture & Fixture                            27,222        26,659
     Machinary & Equipment                          61,277        60,305
     Leasehold Improvements                         32,047         8,873
                                                ----------    ----------
                                                   130,046        97,837
     Less accumulated depreciation                 (93,908)      (69,146)
                                                ----------    ----------

       Property and Equipment, net              $   36,138    $   28,691
                                                ==========    ==========

NOTE 4 - ACCRUED EXPENSES

Accrued expenses at February 28, 2006 and 2005 consist of:

                                                    2006           2005
                                                ------------   ------------
     Accrued officer's compensation             $    362,000   $    460,000
     Accrued Professional Fees                         6,000              -
     Accrued Interest Expense                         31,755         21,829
     Accrued taxes                                       800          1,600
                                                ------------   ------------
              Total                             $    400,555   $    483,429
                                                ============   ============

Accrued officer's compensation is accounted for on an annual basis on the company's fiscal year. This figure will be adjusted in the company's audited financial statements for the fiscal year ending May 31, 2006.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENT
--------------------------------------------------------------------------------

NOTE 5 - NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

                                         February 28, 2006  February 28, 2005
                                         -----------------  -----------------

Numerator:
  Net Loss                                 $    (854,159)     $     (19,678)
                                           -------------      -------------
Denominator:
  Weighted Average Number of Shares          267,597,919         12,864,593
                                           -------------      -------------

Net loss per share-Basic and Diluted             NIL                NIL

NOTE 6 - SEGMENT INFORMATION

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" requires that a publicly traded company must disclose information about its operating segments when it presents a complete set of financial statements. Since the Company has only one segment; accordingly, detailed information of the reportable segment is not presented.


NOTE 7 - RELATED PARTY TRANSACTIONS

The Company had a note payable to a related party in the amounts of $92,802 and $183,437 as of February 28, 2006 and 2005, respectively. The note includes proceeds for the amount of $50,000 from the sale of the Company's chief executive officer's 1 million shares of common stock on January 17, 2006, which was loaned to the Company. The interest rate on the note is 6% and due upon working capital availability, but no sooner than June 1, 2006. The related accrued interest is $31,755 and $21,829 as of February 28, 2006 and 2005, respectively.


NOTE 8 - GUARANTEES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company November provide customary indemnifications to purchasers of the Company's businesses or assets; and (ii) certain agreements with the Company's officers, directors and employees, under which the Company November be required to indemnify such persons for liabilities arising our of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of February 28, 2006.

INGEN TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENT
--------------------------------------------------------------------------------

NOTE 9 - PREFERRED STOCK

On December 7, 2005, the Company had a reverse split of 3 to 1 for all issued and outstanding preferred shares and converted all classes of preferred shares into Series A preferred stock. The Company is authorized to issue 40,000,000 shares of no par value Series A preferred stock. As of February 28, 2006 and 2005, the Company had 13,451,517 and zero shares of Series A preferred stock issued and outstanding, respectively. No dividends shall accrue or be payable on the Series A preferred stocks. The Company has the right to redeem each share of Series A preferred stock for $1; however, there is no obligation for this redemption. Each share of Series A preferred stock is entitled to vote on all matters with holders of the common stock; however, each Series A preferred stock is entitled to 1 vote. Each share of Series A preferred stock is convertible, at the option of the holder and subject to a 65 day written notice to the Company, at any time after the date of the issuance into 1 shares of fully paid and non-assessable share of common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A preferred stock shall be entitle to be paid $1 per share before any payments or distribution of assets of the Company to the holders of the common stock or any other equity securities of the Company.

On January 17, 2006, an officer converted 1 million shares of his Series A preferred stock to 1 million shares of common stock.


NOTE 10 - COMMON STOCK

On October 31, 2005, the Board approved on reverse split to reduce the authorized common shares to 100 million and also approved the reverse split of 40 to 1 outstanding and issued common shares; the effective date was December 7, 2006.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Georgia law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Our Articles of Incorporation provide that, none of our directors shall be liable to us or our stockholders for damages for breach of fiduciary duty, unless such breach involves a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or involve unlawful payment of dividends or unlawful stock purchases or redemptions, or involves a transaction from which the director derived an improper personal benefit.

     In addition, our by-laws provide that we shall indemnify our officers, directors and agents to the fullest extent permissible under Georgia law, and in conjunction therewith, to procure, at our expense, policies of insurance. In addition, our by-laws provide that our directors shall have no liability for monetary damages to the fullest extent permitted under Georgia law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an estimate of the costs and expenses payable by Ingen Technologies, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

            SEC Registration Fee                     $678.89
            Accounting fees and expenses             $30,000*
            Legal fees and expenses                  $50,000*
            Miscellaneous                            $15,000*
                                                     -----------
            Total                                    $95,678.89*
                                                     ===========

                 *Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We sold $1,090,925 of unrestricted shares from December of 2004 to November 30, 2005 in private transactions to accredited investors under Section 4(2) and/or
Section 4(6) of the Securities Act of 1933.

On February 13, 2006, we sold 1,666,666 of our restricted common shares to two accredited shareholders (each shareholder purchased 833,333 shares at $0.12 per share). These sales were pursuant to Rule 506 of Regulation D of the SEC. The total purchase of these shares is $200,000. These shares have registration rights and are included in the shares of our "selling shareholders" in this registration statement.

Our CEO and Chairman, Mr. Sand, sold 1 million of his preferred shares on or about October 14, 2005 to an accredited investor for a purchase price of $40,000 ($0.04 per share). This transaction was pursuant to Section 4(2) and/or 4(6) of the Securities Act of 1933. These sales proceeds were deposited in the company's bank account. In exchange for this, we agreed to increase the obligation owed to Mr. Sand by us (as of January 30, 2006) from $198,802 to $238,802.

We sold 1 million of our restricted common shares to an accredited investor for $150,000 on February 28, 2006 and another 1 million of our restricted common shares to the same individual for $120,000 on March 17, 2006. These sales was pursuant to California Corporations Code section 25102(f).

All stock numbers and prices per share have been adjusted to reflect the 40 into 1 reverse common stock split of late 2005.


ITEM 27. EXHIBITS (All exhibits have been properly signed by the parties. Original agreements are filed in our offices)

     Exhibit No.  Document Description
     -----------  --------------------

         1.1 Best efforts, non-exclusive "Placement Agency" underwriting agreement between Ingen Technologies, Inc. and JPC Capital Partners, Inc., dated January 5, 2006.*

         2.1 Plan And Agreement of Merger Relating to the Merger of Ingen Technologies, Inc. into Creative Recycling, Inc., dated March 15, 2004. (incorporated by reference to registrant's Form 10-KSB/A filed March 24, 2006)

         3.1 Amended and Restated Articles of Incorporation of Ingen Technologies, Inc., as filed with the Georgia Secretary of State on or about March 15, 2005. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         3.2 Resolution 2005.6 of the Ingen Board of Directors (signed by the preferred shareholders as well) modifying the Amended and Restated Articles of Incorporation with respect to the classifications and rights of our preferred shares. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         3.3 Bylaws of Ingen Technologies, Inc. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         3.4 Minutes of Special Shareholder meeting of March 15, 2005 amending our Bylaws by changing the date of the annual shareholders meeting from May 15 to March 15. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         3.5 Amended and Restated Articles of Incorporation of Ingen Technologies, Inc., as filed with the Georgia Secretary of State on or about December 28, 2005 (incorporated by reference to registrant's Form 8-K filed January 10, 2006)

         4.1 Specimen of Ingen Technologies, Inc. common stock certificate. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         4.2 Resolution 2006.1 of the Ingen Technologies, Inc. Board of Directors, dated January 5, 2006(incorporated by reference to registrant's Form 8-K filed January 10, 2006)

         5.1 Opinion of legality and consent of Peter J. Wilke, Esq., dated April 5, 2006.*

         8.1 Opinion re: tax matters; letter from Harold Spector, Spector & Wong, CPAs, dated November 2, 2005regarding audited financial statements for our fiscal years 2005 and 2005.*

         10.1 Commercial Lease Agreement between Ingen Technologies, Inc, Scott Sand and Abolfazl Ghias dated March 11, 2005. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.2 Contracting Agreement between Chris Wirth and/or Agroworx, Inc. and Ingen Technologies, Inc. dated September 15, 2005 for design services for Pure Produce program. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.3 Contracting Agreement between Bob Sand and Ingen Technologies, Inc. dated January 1, 2005 for Mr. Sand to market Secure Balance to physicians within the United States and abroad. Bob Sand is Scott R. Sand's father. (incorporated by reference to registrant's Form 10- KSB filed November 7, 2005)

         10.4 Contracting Agreement between David Winter and Ingen Technologies, Inc. dated October 1, 2005 for Mr. Winter to market Secure Balance to physicians in the United States and abroad. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.5 Contracting Agreement between Donna Eskwitt and Ingen Technologies, Inc. dated November 4, 2004 for Ms. Eskwitt to advise the company on Secure Balance. (incorporated by reference to registrant's Form 10- KSB filed November 7, 2005)

         10.6 Contracting Agreement between Elizabeth S. Wald and Ingen Technologies, Inc. dated October 15, 2005 in which Ms. Wald is contracted to provide telephone answering services. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.7 Contracting Agreement between Gary Hydrabadi, d/b/a Cardio-Med Systems, Inc. and Ingen Technologies, Inc. dated March 22, 2005 to market Secure Balance to physicians within the United States and abroad. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.8 Contracting Agreement between Joe Lawn and Ingen Technologies, Inc. dated October 1, 2004 in for Mr. Lawn to market Secure Balance to physicians within the United States and abroad. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.9 Contractor Agreement between Lifetime Controls, Inc. and Ingen Technologies, Inc. dated July 15, 2005 in which Lifetime Controls will provide certain work for hire. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.10 Consulting Agreement between Medicore and Ingen Technologies, Inc. dated September 1, 2004 in which Medicore will market Secure Balance to physicians in the United States and abroad. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.11 Consulting Agreement between Preferred Provider Care, Inc. and Ingen Technologies, Inc. dated August 1, 2005 in which PPC is to provide physician training. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.12 Contracting Agreement between Randolph McKenzie and Ingen Technologies, Inc. dated February 10, 2005 for Mr. McKenzie to provide professional interpretations to physicians within the United States who purchased or leased Secure Balance. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.13 Contracting Agreement between Rick Griffin and Ingen Technologies, Inc. dated May 1, 2005 for Mr. Griffin to provide installation and services of Secure Balance. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.14 Contracting Agreement between Steve O'Hara, M.D. and Ingen Technologies, Inc. dated May 1, 2005 to engage Dr. O'Hara to become a member of the company's Medical Advisory Board. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.15 Contracting Agreement between Bryant Goldman and Ingen Technologies, Inc. dated December 9, 2004 for Mr. Goldman to provide medical billing and other professional services in relation to Secure Balance. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.16 Consulting Agreement between Vertex Diagnostics, Inc. and Ingen Technologies, Inc. dated September 1, 2004 in which Vertex will market Secure Balance to physicians within the United States. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.17 Consulting Agreement between National Financial Communications Corp. and Ingen Technologies, Inc. dated February 2, 2005 in which NFCC will provide public and investor relations advice and assist in strategic planning. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.18 Consulting Agreement between Hope Capital, Inc. and Ingen Technologies, Inc. dated January 18, 2005 in which Hope will provide public and investor relations advice and assist in strategic planning. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.19 Consulting and Marketing Agreement between Xcel Associates, Inc. and Ingen Technologies, Inc. dated February 2, 2005 in which Xcel agrees to assist Ingen in creating market awareness in the financial community and assist in product marketing. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.20 Stock Purchase Agreement between Yong Sin Khoo (a Director of the company) and Ingen Technologies, Inc. dated October 15, 2004 for the purchase of 5 million common shares. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.21 Business Consulting Agreement between Edward T. Whelan and Ingen Technologies, Inc. dated October 15, 2004 in which Mr. Whelan will provide management, marketing and advisory services to Ingen. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.22 Agreement for a Finder's Fee between Edward T. Whelan and Ingen Technologies, Inc. dated October 1, 2004 in which Mr. Whelan is to receive a finder's fee for introducing investors to Ingen. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.23 Option Agreement between Grace Holding, Inc. and Ingen Technologies, Inc. dated January 18, 2005 for various options to purchase Ingen common stock. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.24 Consulting Agreement between Apex Charting, Inc. and Ingen Technologies, Inc. dated January 7, 2005 in which Apex agrees to assist in Ingen's public relations, investor relations and strategic planning. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.25 Financial Procurement Development Agreement between KHOO Yong Sin and Ingen Technologies, Inc. dated October 15, 2004 in which certain fees are to be paid if financing is secured. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.26 Agreement between Mr. Francis McDermott and Ingen Technologies, Inc. dated July 11, 2005 for the purchase and sale of all rights to United States Patents No. 6,137,417 and 6,326,896 B1. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         10.27 Template for Regulation D Rule 504/MAIE common stock sales during the first quarter of our fiscal year 2006. We are also claiming exemptions under Sections 4(2) and 4(6) of the Securities Act of 1933 (incorporated by reference to registrant's Form 10-QSB filed November 3, 2005)

         10.28 Agreement between Ingen Technologies Inc. and Elizabeth Wald dated October 15, 2005 for the provision of telephone answering services. (incorporated by reference to registrant's Form 10-QSB filed January 17, 2006)

         10.29 Agreement between Ingen Technologies, Inc. and Siegal Performance Systems, Inc. dated November 15, 2005 for distribution of Secure Balance(TM). (incorporated by reference to registrant's Form 10-QSB filed January 17, 2006)

         10.30 Agreement for the provision of legal services between Creative Recycling Technologies, Inc./Ingen Technologies, Inc. and Weed & Co. LLP, dated August 6, 2004. (incorporated by reference to registrant's Form 10-QSB filed January 27, 2006)

         10.31 Prospective Director's Agreement between Ingen Technologies, Inc. and Stephen O'Hara, MD, dated September 21, 2005. (incorporated by reference to registrant's Form 8-K filed November 10, 2005)

         10.32 Contract signed regarding Peter J. Wilke as our General Counsel, dated January 30, 2006.*

         10.33 Template for investment contract for our restricted common stock in offers and sales to Edward Meyer, Jr. and Salvatore Amato, dated February 13, 2006.*

         10.34 Investment contract dated February 28, 2006 in which Jeffrey Gleckman purchased 1,000,000 restricted common shares.*

         10.35 Investment contract dated March 17, 2006 in which Jeffrey Gleckman purchased 1,000,000 restricted common shares.*

         10.36 Distribution Agreement (for Secure Balance(TM)) dated February 16, 2006 between Ingen Technologies, Inc. and Secure Health, Inc.*

         10.37 Agreement for Consulting Services between Ingen Technologies, Inc. and Anita H. Beck, d/b/a Global Regulatory Services Associates, dated February 27, 2006.*

         10.38 Advertising Service Agreement between Ingen Technologies, Inc. and Media Mix Advertising, Inc. dated March 1, 2006.*

         10.39 Distribution agreement (for Secure Balance(TM)) between Ingen Technologies, Inc. and Michael Koch, DC, dated March 10, 2006.*

         10.40 Consulting Agreement for financial services between Ingen Technologies, Inc. and Salamon Brothers LLC dated March 16, 2006.*

         11.1 A statement re computation of loss per share is contained in our audited and unaudited interim Statement of Operations and is further discussed in Note 2 to Financial Statements of our audited Financial Statements for fiscal years 2004 and 2005 (see Financial Statements, above)

         23.1 Consent of Spector & Wong, LLP(incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         23.2     Consent of Peter J. Wilke, Esq. (included in exhibit 5.1)*

         24.1 Power of Attorney (included as part of the signature page from Form 10-KSB for the fiscal year ending May 31, 2005). (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         99.1 United States Patent Number 6,137,417, issued October 24, 2000. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         99.2 United States Patent Number 6,326,896, issued December 4, 2001. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

         99.3 Ingen Technologies Non-Disclosure and Confidentiality Agreement - template. (incorporated by reference to registrant's Form 10-KSB filed November 7, 2005)

* filed herewith

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yuciapa, California (Mr. Sand) and Las Vegas, Nevada (Mr. Neavitt, on this 5th day of April, 2006.

                                 INGEN TECHNOLOGIES, INC.


                                 By: /s/ Scott R. Sand
                                 ---------------------
                                 Scott R. Sand
                                 CEO and Chairman


                                 By: /s/ Thomas J. Neavitt
                                 ---------------------
                                 Thomas J. Neavitt
                                 Secretary and Chief Financial Officer,


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                          Date
--------------------------------------------------------------------------------
/s/ Scott R. Sand             CEO and Chairman,                 April 5, 2006
------------------------      Officer and Director
Scott R. Sand

/s/ Thomas J. Neavitt         Secretary and Chief Financial     April 5, 2006
------------------------      Officer
Thomas J. Neavitt

/s/ Christopher A. Wirth      Director                          April 5, 2006
------------------------
Christopher A. Wirth

/s/ Yong Sin Khoo             Director                          April 5, 2006
------------------------
Yong Sin Khoo

/s/ Curt A. Miedema           Director                          April 5, 2006
------------------------
Curt A. Miedema

/s/ Stephen O'Hara            Director                          April 5, 2006
------------------------
Stephen O'Hara

/s/ John Finazzo              Director                          April 5, 2006
------------------------
John Finazzo